The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-181076

PROSPECTUS SUPPLEMENT

Subject to completion, dated June 12, 2012

(To Prospectus dated May 10, 2012)

700,000 Units

Each Unit Consisting of One 9.75% Series B Cumulative

Redeemable Perpetual Preferred Share

(Liquidation Preference $30.00 per Share)

and

One Warrant to Purchase One Common Share

BOX SHIPS INC.

Box Ships Inc. is offering 700,000 of its 9.75% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $30.00 per share, or Series B Preferred Shares, together with warrants to purchase 700,000 of its common shares, par value $0.01 per share, at any time between July 1, 2012 and June 30, 2017 inclusive, at an exercise price of $7.74 (the closing price of our common shares on the New York Stock Exchange on June 11, 2012), or Warrants, in this offering. This prospectus supplement also covers the common shares issuable from time to time upon exercise of the Warrants, or the Warrant Shares. The Series B Preferred Shares and Warrants will be sold in units, or Units, each of which consists of one Series B Preferred Share and one Warrant. The Series B Preferred Shares and Warrants shall be detachable commencing on July 1, 2012. Our common shares are traded on the New York Stock Exchange under the symbol “TEU”. On June 11, 2012, the last reported sale price of our common shares on the New York Stock Exchange was $7.74 per share. There is no established trading market for our Series B Preferred Shares or our Warrants, and we do not intend to apply for a listing of the Series B Preferred Shares or Warrants on any national securities exchange.

We have retained Dahlman Rose & Company, LLC to act as placement agent for us in connection with the Series B Preferred Shares and Warrants offered by this prospectus supplement and the accompanying prospectus and they will use their best commercially practicable efforts to arrange for the sale of the Series B Preferred Shares and Warrants offered hereby. The placement agent has no commitment to buy any of the Series B Preferred Shares or Warrants.

The Units offered hereby are in addition to the 1,333,333 Units, consisting of an aggregate of 1,333,333 Series B Preferred Shares and warrants to purchase 1,333,333 of our common shares, issued by us at the public offering price per Unit on June 12, 2012, or the Original Issue Date, in a private transaction to Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer, or the Private Offering. The net proceeds of this offering will be used to redeem              of the outstanding Series B Preferred Shares and the related warrants issued to Neige International in the Private Offering at the redemption price set forth below and for general corporate purposes. The Series B Preferred Shares offered by this prospectus supplement will be treated as a single class with any of the outstanding Series B Preferred Shares that are not redeemed.

Dividends on Series B Preferred Shares are cumulative from June 12, 2012 with respect to Series B Preferred Shares issued on June 12, 2012 and from July 1, 2012 with respect to Series B Preferred Shares issued after June 12, 2012, and will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at an initial rate equal to 9.75% per annum of the stated Liquidation Preference (as defined below), subject to adjustment as described in this prospectus supplement. The initial dividend on the Series B Preferred Shares offered hereby will begin to accrue on July 1, 2012.

At any time on or prior to September 1, 2012, the Series B Preferred Shares may be redeemed on a pro-rata basis at our option at a redemption price equal to the liquidation preference of $30.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, or the Liquidation Preference. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime on or prior to September 1, 2013, in whole or in part, at a redemption price of 102.25% of the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption. Thereafter, on a pro-rata basis at our option we may redeem the Series B Preferred Shares anytime on or prior to September 1, 2014, in whole or in part, at a redemption price of 103.75% of the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime in whole or in part, at a redemption price of 105.00% of the Liquidation Preference plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption.

If (i) we experience certain defaults under any of our credit facilities, or a Cross Default, (ii) four dividends payable on the Series B Preferred Shares are in arrears, or a Dividend Payment Default or (iii) the Series B Preferred Shares are not redeemed in whole by June 30, 2015, or a Failure to Redeem, the dividend rate payable on the Series B Preferred Shares shall increase, subject to an aggregate maximum rate per annum of 25%, to a rate that is 1.25 times the dividend rate payable on the Series B Preferred Shares as of the close of business on the day immediately preceding the Cross Default, Dividend Payment Default or Failure to Redeem, as applicable, and shall remain in effect for on each subsequent Dividend Payment Date until such Cross Default or Dividend Payment Default is cured or the Series B Preferred Shares are redeemed in their entirety. Please read “Description of Series B Preferred Shares — Dividends — Dividend Payment Dates — Increase in Base Dividend Rate Following a Cross Default, Dividend Payment Default or Failure to Redeem.”

Investing in our Series B Preferred Shares, Warrants and Warrant Shares involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and beginning on page 6 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 16, 2012.

PRICE $28.875 PER UNIT

	Price to Public	Placement Fee	Proceeds to Box Ships Inc.
Per Unit	$	$	$
Total	$	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the delivery of the Series B Preferred Shares and Warrants will be made to purchasers on or about                     , 2012.

Dahlman Rose & Company

The date of this prospectus is                     , 2012

Prospectus Supplement

Prospectus

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our Series B Preferred Shares, Warrants and Warrant Shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading, “Where You Can Find More Information” before investing in our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our Series B Preferred Shares, Warrants and Warrant Shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our Series B Preferred Shares, Warrants or Warrant Shares.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	our expectations of our ability to pay dividends on our Series B Preferred Shares and common shares;

•	our future financial condition or results of operations and future revenues and expenses;

•	our ability to identify and acquire additional containerships;

•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to repay our debt and obtain additional financing;

•	expected compliance with financing agreements and the expected effect of restrictive covenants in such agreements;

•	planned capital expenditures and the ability to fund capital expenditures from external financing sources;

•	the need to establish reserves that would reduce dividends on our shares;

•	changes in demand or rates in the container shipping industry;

•	future supply of, and demand for, products suitable for shipping in containers;

•	our charterers’ performance of their obligations under our time charters;

•	changes in the supply and demand of containerships, including newbuilding vessels or lower than anticipated scrapping of older vessels;

•

changes in rules and regulations applicable to the container shipping industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities;

•	increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements;

•	changes in general domestic and international political conditions;

•

changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures;

•	the ability to leverage the relationships and reputations of Paragon Shipping and Allseas in the shipping industry;

•	the ability to maximize the use of vessels;

S-iii

•	operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	expected pursuit of strategic opportunities, including the acquisition of vessels and expansion into new markets;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	the ability to compete successfully for future chartering and newbuilding opportunities;

•	the expenses under service agreements with affiliates of the Company and Paragon Shipping;

•	the anticipated taxation of our Company and dividends and distributions to our shareholders;

•	the expected life span of our vessels;

•	customers’ increasing emphasis on environmental and safety concerns;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	our business strategy and other plans and objectives for future operations.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled “Risk Factors,” beginning on page S-10 of this prospectus supplement and beginning on page 6 of our Annual Report on Form 20-F filed with the Securities and Exchange Commission, or SEC, on March 16, 2012 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

S-iv

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. As an investor or prospective investor, you should review carefully the entire prospectus supplement and the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of the Series B Preferred Shares, Warrants and Warrant Shares and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” included on page S-10 of this prospectus supplement, on page 7 of the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012.

Unless we specify otherwise, when used in this prospectus supplement and the accompanying prospectus, the terms the “Company,” “we,” “our” and “us” refer to Box Ships Inc. and its subsidiaries. References to “Paragon Shipping” are to Paragon Shipping Inc., references to “Allseas” or “our Manager” are to Allseas Marine S.A. and its relevant subsidiaries, which provides our fleet with commercial and technical management services and provides certain administrative and corporate services to us, and references to “Neige International” are to Neige International Inc., a company controlled by our Chairman, President and Chief Executive Officer.

We use the term “TEU” in describing the size of containerships. TEU is a standard measure of a containership’s cargo-carrying capacity and refers to the space occupied by a container having the International Organization for Standardization’s standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.

Our Company

We are an international shipping company engaged in the seaborne transportation of containers worldwide. We are focused on pursuing growth opportunities in the container shipping industry by leveraging the reputation, expertise and relationships of our management team and our Manager in identifying attractive vessel acquisition opportunities and maintaining cost-competitive, efficient operations.

As of the date of this prospectus supplement, our fleet was comprised of seven containerships with a TEU weighted average age of 4.5 years, a total capacity of over 33,000 TEU and a weighted average remaining charter duration of 23 months. As discussed below, we have also entered into agreements to acquire two additional 5,344 TEU containerships, which we expect to take delivery of no later than July 14, 2012. Giving effect to the delivery of these additional vessels, our fleet will be comprised of nine vessels with a TEU weighted average age of 7.4 years, a total capacity of over 43,900 TEU and a weighted average remaining charter duration of 26 months.

We operate through a number of wholly-owned, vessel-owning subsidiaries incorporated in the Republic of Liberia, the Republic of the Marshall Islands and Hong Kong. Allseas, a company controlled by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, provides the commercial and technical management services for all of the vessels in our fleet.

The Acquisition Vessels

We have entered into agreements with subsidiaries of Orient Overseas Container Line Limited, or OOCL, to acquire one 1995-built, 5,344 TEU containership, the OOCL Hong Kong, and one 1996-built, 5,344 TEU containership, the OOCL China, or the Acquisition Vessels. The Acquisition Vessels are scheduled to be delivered to us no later than July 14, 2012. We have also entered into three-year time charters with OOCL for the Acquisition Vessels at a gross daily charter rate of $26,800 per vessel, which are expected to commence upon delivery of the vessels to us. We expect to fund the purchase of the Acquisition Vessels with the net proceeds of our sale of 1,333,333 units, consisting of an aggregate of 1,333,333 Series B Preferred Shares and warrants to purchase an aggregate of 1,333,333 of our common shares, to Neige International, a company controlled by our Chairman, President and Chief Executive Officer, in a private transaction on June 12, 2012, which we refer to as the Private Offering, together with amounts drawn under a $25.0 million senior secured credit facility with ABN AMRO Bank N.V., or ABN AMRO, for which we have entered into a commitment letter and expect to enter into final documentation prior to the delivery of the vessels. Please read “Use of Proceeds” on page S-12 of this prospectus supplement.

Our Fleet

The following table presents certain information concerning our fleet:

Vessel	Year Built	TEU	Charterer	Daily Gross Charter Rate(1)	Remaining Time Charter Term(2)	Expiration of Charter	Date Delivered to Us

Box Trader	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	14 days(3)	June 2012	April 29, 2011

Box Voyager	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	1 month(3)	July 2012	April 29, 2011

CMA CGM Kingfish	2007	5,095	CMA CGM	$23,000	23 months(4)	April 2014	May 19, 2011

CMA CGM Marlin	2007	5,095	CMA CGM	$23,000	23 months(4)	May 2014	May 31, 2011

Maersk Diadema (formerly the MSC Siena)	2006	4,546	A.P. Moller — Maersk A/S (Maersk)	$28,000	20 months(5)	January 2014	May 19, 2011

Maule	2010	6,589	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$38,000	47 months(6)	May 2016	May 9, 2011

MSC Emma	2004	5,060	Mediterranean Shipping Co. S.A. (MSC)	$28,500	26 months(7)	August 2014	August 3, 2011

TEU weighted average Fleet age/Total Fleet Capacity	4.5 years	33,237

Vessels to be Acquired (Acquisition Vessels)(8)	Year Built	TEU	Charterer	Daily Gross Charter Rate(9)	Remaining Time Charter Term(10)	Estimated Expiration of Charter	Latest Expected Delivery Date to Us(11)

OOCL Hong Kong	1995	5,344	Orient Overseas Container Line Ltd. (OOCL)	$26,800	36 months(12)	July 2015	July 14, 2012

OOCL China	1996	5,344	Orient Overseas Container Line Ltd. (OOCL)	$26,800	36 months(12)	July 2015	July 14, 2012

(1)	Represents the daily gross charter rate and does not reflect commissions payable by us to third party chartering brokers and Allseas aggregating 1.25% for the CMA CGM Kingfish and the CMA CGM Marlin and 2.50% for each of the other vessels in our fleet, including, in each case, 1.25% to Allseas.

(2)	As of the date of this prospectus supplement, the average remaining duration of the charters of our fleet was 23 months (weighted by aggregate TEU capacity).
(3)	The Box Trader and the Box Voyager are expected to be redelivered from their charterers on or about June 26, 2012 and July 15, 2012, respectively.
(4)	The charterer has the option to increase or decrease the term of the charter by 45 days.
(5)	The charterer has the option to extend the term of the charter by additional, one-year terms for four successive years at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 45 days.
(6)	The charterer has the option to increase or decrease the term of the charter by 30 days. The charterer also has the option to purchase the vessel upon expiration of the charter, provided the option is exercised at least six months prior to the expiration of the term of the charter, for a purchase price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us.
(7)	The charterer has the option to extend the term of the charter by an additional one-year term at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 30 days.
(8)	We have entered into agreements with a subsidiary of OOCL to acquire the Acquisition Vessels.
(9)	Represents daily gross charter rate and does not reflect 1.25% commission payable by us to Allseas.
(10)	Scheduled to commence upon delivery of the Acquisition Vessels. Upon delivery the vessels, the average remaining duration of the charters of our fleet will be 26 months (weighted by aggregate TEU capacity).
(11)	We have the option to cancel the purchase agreements for the Acquisition Vessels if delivery of the vessels is not made by July 14, 2012.
(12)	The charterer has the option to increase or decrease the term of the charter by 30 days.

On April 19, 2011, we entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us options to acquire two 4,800 TEU newbuilding containerships for which Paragon Shipping has entered into construction contracts and that are scheduled to be delivered to Paragon Shipping during the fourth quarter of 2013. We may exercise our options to acquire each vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. See “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions — Options to Acquire Two Newbuilding Containerships” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Our chartering policy is to employ our vessels and any vessels we may acquire in the future on short- to medium-term time charters of one to five years in order to take advantage of stable cash flows and high utilization rates while preserving the flexibility to later capitalize on potentially rising charter rates with longer terms, although we may opportunistically enter into attractive longer-term charters or short-term time charters with durations of less than one year. All of the seven vessels in our fleet are currently employed under fixed rate time charters with an average remaining duration of 23 months (weighted by aggregate TEU capacity), as of the date of this prospectus, with expirations ranging from one month to 47 months, with the exception of the Box Trader, which is expected to be redelivered from its charterer on or about June 26, 2012. Upon the delivery of the Acquisition Vessels, our fleet will be comprised of nine vessels employed under fixed rate time charters with an average remaining duration of 26 months (weighted by aggregate TEU capacity). We intend to continue to charter our vessels to a diversified portfolio of leading liner charterers with staggered re-delivery dates in accordance with our market outlook.

Management of Our Fleet

Allseas provides commercial and technical management services for our fleet, pursuant to long-term management agreements between Allseas and each of our vessel-owning subsidiaries. Allseas also provides commercial and technical management services for Paragon Shipping’s fleet. Commercial management includes, among other things, negotiating charters for our vessels, monitoring various types of charters, monitoring the performance of our vessels under charter, locating, purchasing, financing and negotiating the purchase and sale of our vessels, obtaining insurance for our vessels and finance and accounting functions. Technical management services include, among other things, arranging for and managing crews, vessel maintenance, drydocking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support.

Allseas, a Liberian corporation based in Athens, Greece, was formed in 2000 as a ship management company and is wholly-owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, who is also the Chairman, President, Chief Executive Officer and Interim Chief Financial Officer of Paragon Shipping. We believe Allseas has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety and that our business benefits through access to the expertise and resources of Allseas.

We have also entered into an Administrative Services Agreement for the provision of certain administrative services at cost and an Executive Services Agreement, pursuant to which the services of our executive officers are provided to us, in each case with Allseas. In addition, Allseas subcontracts crewing services related to our vessels to Crewcare Inc., a company owned by our Chairman, President and Chief Executive Officer.

For more information on our agreements with Allseas and Crewcare discussed above, see “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Corporate Structure

Box Ships Inc. is a company organized under the laws of the Republic of the Marshall Islands on May 19, 2010 as a wholly-owned subsidiary of Paragon Shipping. We completed our initial public offering on April 19, 2011. The address of our principal executive offices is 15, Karamanli Avenue, 16673, Voula, Greece. Our telephone number at that address is +30 (210) 891-4600. We maintain a website at www.box-ships.com. Information contained on our website does not constitute part of this prospectus supplement.

Paragon Shipping owns approximately 21.1% of our common shares and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, may be deemed to beneficially own approximately 18.7% of our outstanding common shares, which include 1,333,333 common shares that are issuable upon the exercise of the warrants issued to Neige International in the Private Offering. In addition Mr. Bodouroglou may be deemed to beneficially own 1,333,333 Series B Preferred Shares. Following this offering and the application of the net proceeds therefrom, Mr. Bodouroglou is expected to beneficially own approximately             Series B Preferred Shares and             of our common shares, including             common shares issuable upon the exercise of warrants to purchase such common shares. See “Use of Proceeds.”

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands and the Republic of Liberia.

Recent Developments

On June 8, 2012, we entered into a commitment letter with ABN AMRO relating to a $25.0 million credit facility to partially finance the acquisition of the Acquisition Vessels, which is subject to definitive documentation. The credit facility will be available for drawdown in two tranches, subject to satisfaction of certain conditions precedent, and will be repayable in 12 equal, quarterly installments of $625,000 per tranche, plus a balloon payment of $5,000,000 payable together with the final installment. The credit facility will have a maturity date of three years from the drawdown but no later than July 30, 2015 and borrowings under the credit facility will bear interest at LIBOR plus 3.75% per annum. The credit facility will be secured by, among other things, first priority cross-collateralized mortgages over the OOCL Hong Kong and the OOCL China and will contain certain financial covenants applicable to us and the vessel-owning subsidiaries of the OOCL Hong Kong and the OOCL China. In addition, the credit facility will also require us to comply with a number of customary restrictive covenants and will contain customary events of default, including cross-defaults. See the section of our Report on Form 6-K entitled “Recent Developments” filed with the SEC on June 12, 2012 and incorporated by reference herein.

On June 12, 2012, or the original issue date, we completed the Private Offering, whereby we issued and sold to Neige International, at the public offering price of the Units offered hereby, 1,333,333 of Series B Preferred Shares and warrants to purchase 1,333,333 of our common shares at an exercise price of $7.74 per share, resulting in gross proceeds to the Company of approximately $38.5 million, which we intend to use to partially finance the acquisition of the Acquisition Vessels. See “Use of Proceeds.” In connection with the Private Offering, we entered into a registration rights agreement with Neige International, pursuant to which Neige International has the right, subject to certain restrictions, to require us to register under the Securities Act the Series B Preferred Shares, warrants and any common shares issuable upon exercise of the warrants received by Neige International in the Private Offering.

The Offering

Issuer:	Box Ships Inc. (the “Company”)

Series B Preferred Shares Offered:	9.75% Series B Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $30.00 per share, or the Series B Preferred Shares.

Warrants Offered:	Warrants to purchase one common share, par value $0.01 per share, at any time between July 1, 2012 and June 30, 2017 inclusive, at an exercise price of $7.74, the closing price of our common shares on the New York Stock Exchange on June 11, 2012. The Warrants shall be detachable from the Series B Preferred Shares commencing on July 1, 2012.

Warrant Shares Offered:	Shares of our common stock, par value $0.01 per share, issuable upon exercise of the Warrants as described above.

Liquidation Preference per Series B Preferred Share:	$30.00, plus as amount equal to all accumulated and unpaid dividends thereon to the date of redemption.

Offering Price:	$28.875 per Unit.

Settlement Date:	Delivery of the Series B Preferred Shares and Warrants offered hereby will be made against payment therefor prior to July 30, 2012.

Securities Offered	Units, consisting of an aggregate of 700,000 Series B Preferred Shares ($21,000,000 aggregate Liquidation Preference), and Warrants to purchase 700,000 common shares.

Maturity:	Perpetual.

Conversion; Exchange and Preemptive Rights:	The Series B Preferred Shares will not have any conversion or exchange rights or be subject or entitled to preemptive rights.

Covenants	None.

Use of Proceeds:	We intend to apply the net proceeds of the sale of the Series B Preferred Shares and Warrants offered hereby to redeem, at the price equal to the Liquidation Preference of $30.00 per share, plus an amount equal to the accumulated and unpaid dividends from June 12, 2012 with respect to Series B Preferred Shares issued on June 12, 2012 and July 1, 2012 with respect to Series B Preferred Shares issued after June 12, 2012 on the date of redemption of the 1,333,333 Series B Preferred Shares and the related warrants and common shares issuable upon exercise of the warrants issued to Neige International in the Private Offering and for general corporate purposes. See “Use of Proceeds.”

Dividend Payment Dates:	Quarterly on January 1, April 1, July 1 and October 1, commencing October 1, 2012, or each, a Dividend Payment Date.

Dividends:

Dividends on the Series B Preferred Shares shall accrue and be cumulative, on a 30/360 day count basis, from June 12, 2012 with respect to Series B Preferred Shares issued on June 12, 2012 and July 1, 2012 with respect to Series B Preferred Shares issued after June 12, 2012 and shall be payable on each Dividend Payment Date when, as and if declared by our board of directors. Dividends will have priority over any common stock dividend, and no common stock dividend shall be paid if the preferred stock dividends are in arrears.

Dividend Rate:	The dividend rate for the Series B Preferred Shares is 9.75% per annum per $30.00 of Liquidation Preference per share (equal to $2.93 per share per annum), subject to increase if (i) we experience certain defaults under any of our credit facilities, or a Cross Default, as set forth under “Cross Defaults”, (ii) four quarterly dividends payable on the Series B Preferred Shares are in arrears, or a Dividend Payment Default or (iii) the Series B Preferred Shares are not redeemed in whole by June 30, 2015, or a Failure to Redeem. The dividend rate payable on the Series B Preferred Shares shall increase, subject to an aggregate maximum rate per annum of 25%, to a rate that is 1.25 times the dividend rate payable on the Series B Preferred Shares as of the close of business on the day immediately preceding the Cross Default, Divided Payment Default or Failure to Redeem, as applicable, and on each subsequent Dividend Payment Date, and again subject to an aggregate maximum rate per annum of 25%, the dividend rate payable shall increase to a rate that is 1.25 times the dividend rate payable on the Series B Preferred Shares as in effect as of the close of business on the day immediately preceding such Dividend Payment Date, until the Cross Default or Dividend Payment Default or Failure to Redeem is cured. See “Description of Series B Preferred Shares — Dividends.”

Sinking Fund:	The Series B Preferred Shares are not subject to any sinking fund requirements.

Ranking:	The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Shares rank:

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senior to all classes of our common stock (which currently consist of the Common Shares), the Company’s Series A Participating Preferred Stock and to each other class or series of capital stock established after June 12, 2012, or the Original Issue Date of the Series B Preferred Shares, that is not expressly made senior to or on parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up;

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on a parity with any other class or series of capital stock established after the Original Issue Date that is not expressly made subordinated or senior to the Series B Preferred Shares as to dividend distributions and amounts payable upon liquidation, dissolution or winding up. However, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting together as a single class, we may not issue any parity securities or senior securities.

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junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us and each other class or series of capital stock established after the Original Issue Date expressly made senior to the Series B Preferred Shares following the approval of a majority of the holders of the then outstanding Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up.

Optional Redemption:	On a pro-rata basis, at our option, we may redeem the Series B Preferred Shares at any time prior to September 1, 2012 in whole or in part at a redemption price of 100% of the Liquidation Preference. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime prior to September 1, 2013, in whole or in part, at a redemption price of 102.25% of the Liquidation Preference. Thereafter, on a pro-rata basis at our option we may redeem the Series B Preferred Shares anytime prior to September 1, 2014, in whole or in part, at a redemption price of 103.75% of the Liquidation Preference. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime in whole or in part, at a redemption price of 105.00% of the Liquidation Preference.

Any such redemption would be effected only out of funds legally available for such purpose. We must provide not less than 15 days’ and not more than 60 days’ written notice of any such redemption.

As set forth under “Dividend Rate” above, our failure to redeem all the Series B Preferred Shares on or prior to June 30, 2015, whether or not our board of directors has authorized any such redemption and whether or not such redemption is legally permissible or is prohibited by any agreement to which we are subject, shall constitute a Failure to Redeem.

Mandatory Redemption:	We have agreed, subject to our full compliance with the terms and covenants of our credit facilities, to redeem for cash all outstanding Series B Preferred Shares at the then applicable redemption price plus all accumulated and unpaid dividends thereon to the date of redemption outlined under “Optional Redemption” above upon the acquisition of more than 49% of our outstanding capital stock by any person unaffiliated with our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou or members of his family or companies legally or beneficially owned or controlled by such persons, or a Change of Control. See “Description of Series B Preferred Shares — Mandatory Redemption.”

Additional Common Shares	On July 1, 2015, any holders of then outstanding Series B Preferred Shares shall, for no additional consideration, receive, on a pro-rata basis, common shares representing in the aggregate, 5.0% of the Company’s outstanding common shares at that time, on a fully diluted basis.

Voting Rights:	Holders of the Series B Preferred Shares generally have no voting rights. However, if and whenever dividends payable on the Series B Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of Series B Preferred Shares (voting together as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our board of directors and the size of the board of directors shall be increased as needed to accommodate such change until we pay in full, or declare and set apart for payment, all dividends accumulated and in arrears on the Series B Preferred Shares. At such time, the right of the holders of the outstanding Series B Preferred Shares to elect two directors to our board of directors shall immediately cease, and the term of office of the directors then in office elected by such holders shall terminate immediately. See “Description of Series B Preferred Shares — Voting Rights.”

Cross Defaults:	We are subject to certain cross defaults with respect to the Series B Preferred Shares, including: A default by us under any credit facility shall constitute a Cross Default if such default (a) is caused by a failure to pay principal of, or interest or premium, if any, on outstanding indebtedness under our credit facilities, or (b) results in the acceleration of such indebtedness prior to its maturity, and in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10 million or more.

Ratings and Listing:	The Series B Preferred Shares have not been rated by any Nationally Recognized Statistical Rating Organization. Neither the Series B Preferred Shares nor the Warrants will be listed on any national securities exchange and the Company has no intention to list such securities on any national securities exchange in the future.

Tax Considerations:	Please read the section of this prospectus supplement entitled “Tax Considerations.” for a complete discussion of the expected material U.S. federal and non-U.S. income tax considerations relating to us and the ownership and disposition of our Series B Preferred Shares and Warrants.

Form:	The Series B Preferred Shares will be issued and maintained in book-entry only form registered in the name of the nominee of The Depository Trust Company, or DTC, except under limited circumstances.

Risk Factors:	An investment in our Series B Preferred Shares and Warrants involves risks. You should consider carefully the factors set forth in the section of this prospectus entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein, to determine whether an investment in our Series B Preferred Shares and Warrants is appropriate for you.

RISK FACTORS

An investment in our Series B Preferred Shares and Warrants involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and the other documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus that summarize the risks that may materially affect our business before making an investment in our Series B Preferred Shares and Warrants. Please see the section of this prospectus entitled “Where You Can Find Additional Information — Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

The container shipping industry is cyclical and volatile, with charter hire rates and profitability currently at depressed levels, and the recent global economic recession has resulted in decreased demand for container shipping, which may negatively impact our operations.

Our growth will generally depend on continued growth in world and regional demand for container shipping services, and the recent global economic slowdown has resulted in decreased demand for container shipping and a related decrease in charter rates.

The ocean-going container shipping industry is both cyclical and volatile in terms of charter hire rates and profitability. Containership charter rates peaked in 2005 and generally stayed strong until the middle of 2008, when the effects of the recent economic crisis began to affect global container trade. Containership charter rates improved in 2010 but declined substantially in 2011 primarily as a result of excess capacity on the key east-west routes, the reluctance of liners to cull services in the first six months of the year and a fight for market share between certain liner companies. Freight rates and charter rates have stabilized in 2012 but remain significantly below their historical averages.

Fluctuations in charter rates result from changes in the supply of and demand for containership capacity and changes in the supply of and demand for the major products internationally transported by containerships. The factors affecting the supply of and demand for containerships and supply of and demand for products shipped in containers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for containership capacity include:

•	supply of and demand for products suitable for shipping in containers;

•	changes in global production of products transported by containerships;

•	the distance container cargo products are to be moved by sea;

•	the globalization of manufacturing;

•	global and regional economic and political conditions;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including changes in the distances over which container cargoes are transported;

•	currency exchange rates; and

•	weather.

The factors that influence the supply of containership capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older containerships;

•	containership owner access to capital to finance the construction of newbuildings;

•	the price of steel and other raw materials;

•	changes in environmental and other regulations that may limit the useful life of containerships;

•	the number of containerships that are slow-steaming to conserve fuel;

•	the number of containerships that are out of service; and

•	port congestion and canal closures.

Our ability to charter additional vessels we may acquire in addition to the Acquisition Vessels and recharter our containerships upon the expiration or termination of their current charters, including the Box Trader and the Box Voyager, whose current charters with CSAV Valparaiso are scheduled to expire in June 2012 and July 2012, respectively, and for which we have not yet secured re-employment, and the charter rates payable under any charters or renewal options or replacement charters will depend upon, among other things, the prevailing state of the containership charter market, which can be affected by consumer demand for products shipped in containers. If the charter market is depressed when our containerships’ charters expire, we may be forced to recharter our containerships at reduced or even unprofitable rates, or we may not be able to recharter them at all, which may reduce or eliminate our earnings or make our earnings volatile. The same issues will exist if we acquire additional vessels and attempt to obtain multi-year time charter arrangements as part of our acquisition and financing plan, which may affect our ability to operate our vessels profitably. The containership market also affects the value of our vessels, which follow the trends of freight rates and containership rates.

We cannot assure you that we will complete the acquisition of the Acquisition Vessels and we may use the net proceeds of this offering in ways with which you may not agree.

We intend to use the proceeds of the Private Offering, which amounted to approximately $38.5 million, together with borrowings under a $25.0 million senior secured credit facility with ABN AMRO for which we have received a commitment letter, to fund the purchase price of the Acquisition Vessels, the 1995-built, 5,344 TEU containership, the OOCL Hong Kong, and the 1996-built, 5,344 TEU containership, the OOCL China, which are scheduled to be delivered to us by July 14, 2012. However, we have not escrowed the proceeds from the Private Offering. We will not escrow the net proceeds from this offering and will not return the net proceeds of this offering to you if we do not complete the acquisition of the Acquisition Vessels. In addition, if we are unable to enter into definitive documentation for the $25.0 million senior secured credit facility with ABN AMRO, for which we have received a commitment letter, we will likely be unable to complete the acquisition of the Acquisition Vessels.

If we are not able to apply the net proceeds of the sale of the Series B Preferred Shares to Neige International to the acquisition of the Acquisition Vessels or the net proceeds of this offering to the redemption of the Series B Preferred Shares purchased by Neige International in the Private Offering, we may use such net proceeds for purposes with which you do not agree and such net proceeds may be invested on a short-term basis and, therefore, may not yield returns comparable to what the Acquisition Vessels might have earned and may adversely affect the amount of dividend payments we are able to make.

Risks of Investing in the Series B Preferred Shares and Warrants

We may not have sufficient cash from our operations to enable us to pay dividends on our Series B Preferred Shares or our common shares or to redeem our Series B Preferred Shares following the payment of expenses and the establishment of any reserves.

We pay quarterly dividends on our Series B Preferred Shares from funds legally available for such purpose when, as and if declared by our board of directors. We may not have sufficient cash available each quarter to pay dividends. In addition, we may have insufficient cash available to redeem our Series B Preferred Shares. The amount of dividends we can pay or the amount we can use to redeem Series B Preferred Shares depends upon the amount of cash we generate from our operations, which may fluctuate based on, among other things:

•	the rates we obtain from our charters or recharters and the ability of our customers to perform their obligations under their respective time charters;

•	the level of our operating costs;

•	the number of unscheduled off-hire days for our fleet and the timing of, and number of days required for, dry-docking of our containerships;

•	delays in the delivery of new vessels and the beginning of payments under charters relating to those ships;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service our current and future indebtedness;

•	our ability to raise additional equity to satisfy our capital needs; and

•	our ability to draw on our existing credit facilities and the ability of our lenders to perform their obligations under their agreements with us.

In addition, before we can determine the amount of cash available for the payment of dividends or to redeem Series B Preferred Shares, we must pay fees to our Manager for the technical, commercial, administrative and executive services it provides to us. We are also required to reimburse our Manager for certain extraordinary costs and capital expenditures as provided for in our management agreements. For information about fees we pay to our Manager, please read “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein. We will only redeem Series B Preferred Shares, including upon the occurrence of Change of Control, if we are permitted to do so under our credit facilities. These factors also affect our ability to pay dividends on our common shares.

The amount of cash we have available for dividends on our Series B Preferred Shares or our common shares or to redeem our Series B Preferred Shares will not depend solely on our profitability.

The actual amount of cash we have available for dividends or to redeem our Series B Preferred Shares also depends on many factors, including the following:

•	changes in our operating cash flow, capital expenditure requirements, working capital requirements and other cash needs;

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restrictions under our existing or future credit facilities or any future debt securities, including existing restrictions under our credit facilities on our ability to declare or pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default;

•	the amount of any cash reserves established by our board of directors; and

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restrictions under Marshall Islands law, which generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which is affected by non-cash items, and our board of directors in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income. These factors also affect our ability to pay dividends on our common shares.

The Series B Preferred Shares represent perpetual equity interests.

The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series B Preferred Shares may be required to bear the financial risks of an investment in the Series B Preferred Shares for an indefinite period of time. In addition, the Series B Preferred Shares rank junior to all our indebtedness and other liabilities and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.

The Series B Preferred Shares and Warrants do not have a trading market, which may negatively affect their market value and your ability to transfer or sell your securities. In addition, the lack of a fixed redemption date for the Series B Preferred Shares will increase your reliance on the secondary market for liquidity purposes.

We do not intend to list the Series B Preferred Shares or the Warrants on any securities exchange. To date, there is no trading market for the securities, and we do not expect one to exist. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market absent redemption by us. A trading market for the Series B Preferred Shares and the Warrants may never develop, in which case the trading price of the Series B Preferred Shares and the Warrants could be adversely affected and your ability to transfer your securities would be limited. If no trading market develops, our Series B Preferred Shares and Warrants may trade at prices lower than the offering price. The trading price of our Series B Preferred Shares and Warrants depends on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or other preferred equity securities; and

•	our financial condition, results of operations and prospects.

The Series B Preferred Shares have not been rated.

We have not sought to obtain a rating for the Series B Preferred Shares, and the shares may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series B Preferred Shares or that we may elect to obtain a rating of our Series B Preferred Shares in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series B Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series B Preferred Shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series B Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series B Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series B Preferred Shares.

Our Series B Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional shares of preferred stock, including additional Series B Preferred Shares, and by other transactions.

Our Series B Preferred Shares are subordinate to all of our existing and future indebtedness. As of March 31, 2012, we had outstanding indebtedness of approximately $206.8 million. Our secured loan agreements contain certain material financial tests and covenants, which if we are unable to satisfy, or if we are otherwise in default under our secured loan agreements, we would be prohibited from making cash distributions to you. In addition, any future indebtedness we may incur may include restrictions on, our ability to pay dividends to preferred shareholders. Our Amended and Restated Articles of Incorporation currently authorize the issuance of up to 25,000,000 shares of preferred stock, par value $0.01 per share, or Preferred Shares, in one or more classes or series, of which 1,000,000 have been designated a Series A Participating Preferred Stock, which is issuable upon exercise of the preferred stock purchase rights attached to our common shares in accordance with the terms of our stockholders rights agreement and 2,500,000 have been designated as Series B Preferred Shares. The issuance of additional Preferred Shares on a parity with or senior to our Series B Preferred Shares would dilute the interests of the holders of our Series B Preferred Shares, and any issuance of Preferred Shares senior to our Series B Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the Liquidation Preference on our Series B Preferred Shares. Other than as described under “Description of Series B Preferred Shares — Mandatory Redemption”, and the increase in the dividend that may occur in a circumstance described under “Description of Series B Preferred Shares — Dividends”, none of the powers, preferences or qualifications relating to our Series B Preferred Shares contain any provisions affording the holders of our Series B Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, which might adversely affect the holders of our Series B Preferred Shares, so long as the rights of our Series B Preferred Shares are not directly materially and adversely affected.

Market interest rates may adversely affect the value of our Series B Preferred Shares.

One of the factors that will influence the price of our Series B Preferred Shares will be the dividend yield on the Series B Preferred Shares (as a percentage of the price of our Series B Preferred Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series B Preferred Shares to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of our Series B Preferred Shares to decrease.

As a holder of Series B Preferred Shares you have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Shares are extremely limited. Our common shares are the only class or series of our capital stock carrying full voting rights. Holders of Series B Preferred Shares have no voting rights other than the ability to elect two directors if dividends for six quarterly dividend periods (whether or not consecutive) payable on our Series B Preferred Shares are in arrears and certain other limited protective voting rights described in this prospectus under “Description of Series B Preferred Shares — Voting Rights.”

Our ability to pay dividends on and to redeem our Series B Preferred Shares is limited by the requirements of Marshall Islands law and restrictions contained in our secured loan agreements.

Marshall Islands law provides that we may pay dividends on and redeem the Series B Preferred Shares only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law we may not pay dividends on or redeem Series B Preferred Shares if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.

In addition, our secured loan agreements have restrictions on our ability, and the ability of certain of our subsidiaries, to pay dividends in the event of a default or breach of covenants under the secured loan agreements. Under such circumstances, we or our subsidiaries will not be able to pay dividends so long as we are in default or have breached certain covenants of the secured loan agreements and are unable to obtain the lender’s consent or waiver to cure such default or breach.

Furthermore, our ability to make distributions to our shareholders will also depend upon the performance of our current and future subsidiaries through which we own and operate our vessels, which are our principal cash-generating assets, and their ability to distribute funds to us. The ability of our vessel-owning or other subsidiaries to make distributions to us may be restricted by, among other things, the provisions of future indebtedness, applicable corporate or limited liability company laws and other laws and regulations.

The Series B Preferred Shares are senior obligations of ours, and rank prior to our common shares with respect to dividends, distributions and payments upon liquidation and could have an adverse effect on the value of our common shares for which the Warrants offered hereby are exercisable.

The rights of the holders of the Series B Preferred Shares rank senior to the obligations to holders of our common shares. Upon our liquidation, the holders of Series B Preferred Shares are entitled to receive the Liquidation Preference of $30.00 per share, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of any other class of our equity securities, including our common shares issuable upon exercise of the Warrants offered hereby. The existence of the Series B Preferred Shares could have an adverse effect on the value of our common shares.

The price of our common shares for which the Warrants offered hereby are exercisable may be volatile and issuances of large amounts of our common shares could cause the market price of our common shares to decline.

Our common shares commenced trading on the NYSE in April 2011. We cannot assure you that an active or liquid public market for our common shares will continue. Since 2008, the stock market has experienced extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have an adverse effect on the market price of our common shares and impact a potential sale price if holders of our common stock decide to sell their shares.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including:

•	the failure of securities analysts to publish research about us, or analysts making changes in their financial estimates;

•	fluctuations in the seaborne transportation industry, including fluctuations in the containership market;

•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

•	actual or anticipated fluctuations in quarterly and annual results;

•	economic and regulatory trends;

•	general market conditions;

•	terrorist acts;

•	investors’ perception of us and the container shipping industry.

In addition, we may issue common shares upon the exercise of the Warrants offered hereby and in connection with future transactions, including one or more public or private offerings of common shares. Further, in the event the Series B Preferred Shares are not redeemed in full by June 30, 2015, any holders of then outstanding Series B Preferred Shares shall receive, for no additional consideration, on a pro-rata basis common shares representing in the aggregate 5.0% of our common shares outstanding at that time, on a fully diluted basis. Sales or other issuances of a substantial number of common shares or other securities in the public market or otherwise, or the perception that these sales could occur, may depress the market price for our common shares, and our shareholders may incur dilution from these sales. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

Because the Warrants offered hereby are exercisable for common shares, volatility or depressed prices for our common shares could have a similar effect on the value of the Warrants. Holders of Warrants who receive our common shares upon exercise of their Warrants will be subject to the risk of volatile market prices and wide fluctuations in the market price of our common shares. These factors may cause the market price of our shares of common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market prices of our shares of common stock will not fall in the future.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have certain adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, cash will be treated as an asset held for the production of passive income. For purposes of these tests, “passive income” generally includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than those received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. holders of stock in a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their stock in the PFIC.

Whether we will be treated as a PFIC will depend upon our method of operation. In this regard, we intend to treat the gross income we derive or are deemed to derive from time or voyage chartering activities as services income, rather than rental income. Income we derive or are deemed to have derived from time or voyage chartering activities (whether directly or through participation in a pool) should not constitute “passive income,” and any assets that we may own and operate in connection with the production of that income should not constitute passive assets. However, any gross income that we derive or are deemed to have derived from bareboat chartering activities will be treated as rental income and thus will constitute “passive income,” and any assets that we may own and operate in connection with the production of that income will constitute passive assets. There is substantial legal authority supporting this position consisting of case law and United States Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, IRS or a court of law may not accept our position with regard to our status from time to time as a PFIC, and there is a risk that the IRS or a court of law could determine that we are or have been a PFIC for a particular taxable year.

If we are treated as a PFIC for any taxable year, U.S. holders of our Series B Preferred Shares, Warrants and common shares (including common shares received upon the exercise of Warrants) will face certain adverse U.S. federal income tax consequences. Under the PFIC rules, unless such U.S. holders make certain elections available under the Code (which elections could themselves have certain adverse consequences for such U.S. holders, as discussed below under “Tax Considerations”), such U.S. holders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our Series B Preferred Shares, Warrants or common shares, as the case may be, as if the excess distribution or gain had been recognized ratably over such U.S. holder’s holding period for such Series B Preferred Shares, Warrants or common shares, as the case may be, and may be subject to certain information reporting obligations. It should be noted that a holder of Warrants will not be able to make these elections. Please see “Tax Considerations” for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. holders of our common shares if we are or were to be treated as a PFIC.

U.S. Holders May be Subject to U.S. Federal Income Taxation on the Redemption Premium on Our Series B Preferred Shares Prior to Redemption of Such Stock

Under Section 305(c) of the Internal Revenue Code and the applicable United States Treasury regulations thereunder, if in certain circumstances the redemption price of preferred stock exceeds its issue price by more than a de minimis amount, the difference — which we refer to as “redemption premium” — will be taxable as a constructive distribution to a U.S. taxable holder of such preferred stock over time of additional preferred shares. As a result, if we have sufficient earnings and profits, a U.S. Holder could be required to recognize taxable income without receiving any current corresponding cash distribution. Our Series B Preferred Shares provides for optional rights of redemption by us at prices in excess of their issue price. Therefore, a U.S. Holder could be required to include such excess in income ratably over the term of the Series B Preferred Shares, if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. It is unclear whether the optional redemptions of our Series B Preferred Shares is more likely than not to occur. Potential U.S. holders of our Series B Preferred Shares are encouraged to consult their tax advisers regarding the consequences to them of the receipt of constructive distributions under Section 305(c).

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $             million from this offering after deducting the placement agent’s fees and estimated expenses payable by us.

On June 12, 2012, we completed the Private Offering, whereby we issued and sold to Neige International, at the public offering price of the Units offered hereby, 1,333,333 units consisting of an aggregate of 1,333,333 Series B Preferred Shares and warrants to purchase 1,333,333 of our common shares containing the same terms as the warrants offered hereby. We intend to use the proceeds of the Private Offering, which amounted to approximately $38.5 million, together with borrowings under a $25.0 million senior secured credit facility for which we have received a commitment letter, to fund the purchase price of (i) one 1995-built, 5,344 TEU containership, the OOCL Hong Kong, and (ii) one 1996-built, 5,344 TEU containership, the OOCL China, which we have agreed to acquire from subsidiaries of OOCL for an aggregate purchase price of $62.3 million and which include a three-year charter back to OOCL upon delivery of the vessels to us at gross daily charter rates of $26,800.

We intend to use the net proceeds of this offering to redeem at the price equal to the Liquidation Preference,             of the Series B Preferred Shares and related warrants issued and sold to Neige International in the Private Offering described above and for general corporate purposes.

PER SHARE MARKET PRICE INFORMATION

Our common shares commenced trading on the New York Stock Exchange under the symbol “TEU” on April 14, 2011.

The table below sets forth the low and high closing prices for each of the periods indicated for our common shares.

For the Fiscal Year Ended	Low	High
December 31, 2011(1)	$7.10	$11.50

For the Quarter Ended	Low	High
June 30, 2011(1)	$9.17	$11.50
September 30, 2011	$7.10	$11.20
December 31, 2011	$7.20	$10.56
March 31, 2012	$8.12	$9.74

(1)	For the period from April 14, 2011, the date on which our common shares began trading on the New York Stock Exchange, until the end of the period.

For the Month	Low	High
December 2011	$8.35	$10.23
January 2012	$8.12	$9.11
February 2012	$8.13	$9.74
March 2012	$8.50	$9.11
April 2012	$8.56	$8.92
May 2012	$7.04	$9.31
June 1, 2012 to June 11, 2012	$7.50	$7.89

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our unaudited ratio of earnings to fixed charges and preference dividends for the year ended December 31, 2011 and for the three months ended March 31, 2012(1). For the period from May 19, 2010 (referred to herein as Inception) to December 31, 2010, we incurred losses and thus the following table sets forth the dollar amount of the coverage deficiency.

	For the period from May 19, 2010 (Inception) to December 31, 2010	For the year ended December 31, 2011	For the three months ended March 31, 2012
(Loss) / Earnings:
Net (loss) / income	(3,822)	12,953,386	4,660,714
Add: Fixed charges	0	4,548,382	1,998,181

Total (Loss) / Earnings	(3,822)	17,501,768	6,658,895

Fixed Charges:
Interest expense	0	4,104,333	1,796,687
Amortization of capitalized expenses relating to indebtedness	0	444,049	201,494

Total Fixed Charges	0	4,548,382	1,998,181

Ratio of Earnings to Fixed Charges(2)		3.8x	3.3x

Dollar amount of the coverage deficiency	3,822	—	—

(1)	As of March 31, 2012, we had not issued any preferred stock. Accordingly, the ratio of earnings to fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.
(2)	For purposes of calculating the ratios of earnings to fixed charges and preference dividends:

•	“earnings” consist of pre-tax income from continuing operations prepared under GAAP plus fixed charges;

•	“fixed charges” represent interest incurred and amortization of deferred financing costs; and

•

“preference dividends” refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of the dividend divided by (1 minus the effective income tax rate applicable to continuing operations).

The ratio of earnings to fixed charges and preference dividends is a ratio that we are required to present in this prospectus supplement and has been calculated in accordance with SEC rules and regulations. This ratio has no application to our credit facilities and Series B Preferred Shares, and we believe is not a ratio generally used by investors to evaluate our overall operating performance.

CAPITALIZATION

The following unaudited table sets forth our capitalization at March 31, 2012:

•	on an actual basis;

•	on an as adjusted basis to give effect to the following transactions, which occurred during the period from April 1, 2012 to June 12, 2012:

•	$4,425,000 in debt repayments under the terms of our secured loan agreements;

•

The declaration of a cash dividend of $0.30 per share for the three months ended March 31, 2012, for shareholders of record on May 11, 2012, which amounts to $4,897,800 and which was paid on May 18, 2012;

•

The issuance by us to Neige International on June 12, 2012, of 1,333,333 units, each comprised of one Series B Preferred Share and a warrant to purchase one of our common shares at a price of $28.875 per unit for an aggregate price of $38,499,990.

•

on an as further adjusted basis to give effect to (i) the issuance and sale in this offering of 700,000 Units, each comprised of one Series B Preferred Shares and one Warrant at the offering price of $28.875 per Unit, resulting in net proceeds of approximately $             million, after deducting estimated expenses related to this offering of $             payable by us and the estimated placement agent’s fees of approximately $             million; (ii) the use of such net proceeds to redeem at the Liquidation Preference Series B Preferred Shares and related warrants to issued to Neige International in the Private Offering; and (iii) the drawdown of $25,000,000 under the credit facility with ABN AMRO, for which we have entered into a commitment letter, to partially finance the acquisition of the Acquisition Vessels.

As of March 31, 2012, we had $6.8 million in cash and cash equivalents and $10.0 million in current and non-current restricted cash. On an “as further adjusted” basis, as described above and taking into account the starting cash balance of March 31, 2012, cash and cash equivalents amounts to approximately $             million and restricted cash amounts to approximately $             million.

There have been no significant adjustments to our capitalization since March 31, 2012, other than the adjustments described above. You should read the adjusted capitalization table information below in connection with the section of this prospectus entitled “Use of Proceeds” and our financial statements and related notes elsewhere in this prospectus.

	As of March 31, 2012
UNAUDITED	Actual	As Adjusted	As Further Adjusted
Debt(1)
Secured debt	$191,775,000	$187,350,000		$212,350,000
Unsecured debt	15,000,000	15,000,000		15,000,000

Long-term and current debt	$206,775,000	$202,350,000		$227,350,000

Stockholders’ Equity
Preferred stock, par value $0.01 per share: 25,000,000 shares authorized, of which 2,500,000 are designated as Series B Preferred Shares; none issued and outstanding actual, 1,333,333 Series B Preferred Shares issued as adjusted and Series B Preferred Shares issued as further adjusted	$—	13,333	$
Common stock, par value $0.01 per share: 475,000,000 shares authorized; 16,326,000 shares issued and outstanding actual, as adjusted and as further adjusted(3)	$163,260	$163,260	$
Additional paid-in capital(2) (3)	176,775,827	215,262,484
Accumulated other comprehensive loss	(69,873)	(69,873)
Retained earnings	5,463,878	566,078
Total stockholders’ equity	$182,333,092	$215,935,282	$

Total capitalization	$389,108,092	$418,285,282	$

(1)	All of our secured debt is guaranteed by the Company or the vessel-owning subsidiaries. Our unsecured debt is not guaranteed.
(2)	Excludes 674,000 shares of our common stock reserved for issuance under our 2011 Equity Incentive Plan.
(3)	Excludes 1,333,333 of our common shares issuable upon exercise, at a price equal to $7.74 per share, of the warrants issued to Neige International in the Private Offering and of our common shares issuable upon exercise, at a price equal to $7.74 per share, of the Warrants offered hereby.

DESCRIPTION OF SERIES B PREFERRED SHARES

The following description of the Series B Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), including the Statement of Designation of the Rights, Preferences and Privileges of 9.75% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Statement of Designation”) designating the Series B Preferred Shares and setting forth the rights, preferences and limitations of the Series B Preferred Shares. A copy of the Statement of Designation has been filed as an exhibit to our Report on Form 6-K filed with the SEC on June 12, 2012 and incorporated by reference herein and may be obtained from us as described under “Where You Can Find Additional Information.” Capitalized terms used herein but not defined have the meanings assigned to them in the Statement of Designations.

General

The Series B Preferred Shares offered hereby are being offered in addition to the 1,333,333 outstanding Series B Preferred Shares issued by us to Neige International in the Private Offering, and will be treated as a single series of preferred shares with those Series B Preferred Shares. Upon completion of this offering, there will be 2,500,000 Series B Preferred Shares authorized, and Series B Preferred Shares issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Shares, authorize and issue additional Series B Preferred Shares as well as Junior Securities (defined under “— Ranking”) and, subject to the further limitations described under “— Voting Rights,” Parity Securities and Senior Securities (as defined under “— Ranking”).

The holders of our common shares are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common shares are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders of shares of any class or series of capital stock (including the Series B Preferred Shares) having preferential rights to receive distributions of our assets. Please read “Description of Capital Stock” in the accompanying prospectus.

The Series B Preferred Shares entitle the holders thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. No fractional Series B Preferred Shares will be issued. When issued and paid for in the manner described in this prospectus supplement, the Series B Preferred Shares offered hereby will be fully paid and nonassessable. Each Series B Preferred Share has a fixed Liquidation Preference of $30.00 per share, plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please read “— Liquidation Rights.”

The Series B Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

All the Series B Preferred Shares offered hereby will be represented by a single certificate issued to the Securities Depository (as defined below) and registered in the name of its nominee and, so long as a Securities Depository has been appointed and is serving, no person acquiring Series B Preferred Shares will be entitled to receive a certificate representing such shares unless applicable law otherwise requires or the Securities Depository resigns or is no longer eligible to act as such and a successor is not appointed. Please read “— Book-Entry System.”

The Series B Preferred Shares are not convertible into common shares or other of our securities and do not have exchange rights and are not entitled to any preemptive or similar rights. The Series B Preferred Shares are not subject to any sinking fund requirements. The Series B Preferred Shares are subject to redemption at our option in whole or in part at any time on or prior to September 1, 2012, and thereafter at a premium. Please read “— Optional Redemption.” The Series B Preferred Shares are also subject to mandatory redemption in the event of a Change of Control, as defined below, subject to full compliance with the terms and covenants of our loan facilities. Please read “— Mandatory Redemption.”

We intend to engage Computershare Trust Company, N.A., or Computershare, as the paying agent, or the Paying Agent, and the registrar and transfer agent, or the Registrar and Transfer Agent, for the Series B Preferred Shares.

Ranking

The Series B Preferred Shares rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs:

•

senior to all classes of our common shares (which currently consist of one class of common shares, of which 16,326,000 shares were outstanding as of June 12, 2012,) our Series A Participating Preferred Stock issuable upon exercise of the preferred stock purchase rights attached to our common shares in accordance with the terms of our Stockholders Rights Plan, and to each other class or series of capital stock established after June 12, 2012, or the Original Issue Date, by our board of directors, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series B Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to with our common shares as “Junior Securities”);

•

on a parity with any other class or series of capital stock established after the Original Issue Date by our board of directors, the terms of which class or series are not expressly subordinated or senior to the Series B Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to as “Parity Securities”); and

•

junior to each class or series of capital stock established after the Original Issue Date by our board of directors, the terms of which class or series expressly provide that it ranks senior to the Series B Preferred Shares as to dividend distributions and distributions upon liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively referred to as “Senior Securities”).

Under the Statement of Designation, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Shares. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue Parity Securities and additional Senior Securities is limited as described under “— Voting Rights.”

Liquidation Rights

The holders of outstanding Series B Preferred Shares are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the Liquidation Preference of $30.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common shares or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. However, we will be required to redeem the Series B Preferred Shares in the event we undergo a Change of Control, as defined under “— Mandatory Redemption” below, subject to full compliance with the terms and covenants of our loan facilities. In the event that our assets available for distribution to holders of the outstanding Series B Preferred Shares and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series B Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Series B Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the common shares and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

The Series B Preferred Shares have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that six quarterly dividends, whether consecutive or not, payable on Series B Preferred Shares are in arrears, the holders of Series B Preferred Shares will have the right, voting separately as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at the next meeting of shareholders called for the election of directors, to elect two members of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change. The right of such holders of Series B Preferred Shares to elect two members of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series B Preferred Shares have been paid in full, at which time such right will terminate, subject to revesting in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series B Preferred Shares and any other Parity Securities to vote as a class for directors, the term of office of all directors then in office elected by such holders voting as a class will terminate immediately. Any directors elected by the holders of the Series B Preferred Shares and any other Parity Securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Shares, voting as a single class, we may not:

•	adopt any amendment to the Articles of Incorporation that adversely alters the preferences, powers or rights of the Series B Preferred Shares;

•	issue any Parity Securities or Senior Securities.

On any matter described above in which the holders of the Series B Preferred Shares are entitled to vote as a class, such holders will be entitled to one vote per share. The Series B Preferred Shares held by us or any of our subsidiaries will not be entitled to vote.

Dividends

General

Holders of Series B Preferred Shares are entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends from June 12, 2012 with respect to Series B Preferred Shares issued on June 12, 2012 and from July 1, 2012 with respect to Series B Preferred Shares issued after June 12, 2012.

Determination of Dividend Rate

Dividends on Series B Preferred Shares are cumulative, commencing on June 12, 2012 with respect to Series B Preferred Shares issued on June 12, 2012 and from July 1, 2012 with respect to Series B Preferred Shares issued after June 12, 2012, and payable on each Dividend Payment Date, commencing with respect to the Series B Preferred Shares offered hereby on October 1, 2012, when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. The initial dividend on the Series B Preferred Shares offered hereby will begin to accrue on July 1, 2012. Dividends on the Series B Preferred Shares accrue at a rate of 9.75% per annum per $30.00 stated liquidation preference per Series B Preferred Share, subject to increase upon (1) a Cross Default, (2) a Dividend Payment Default or (3) a Failure to Redeem (such rate, as increased, if applicable, being the “Base Dividend Rate”).

Dividend Payment Dates

The Dividend Payment Dates for the Series B Preferred Shares are each of January 1, April 1, July 1 and October 1, commencing July 1, 2012. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date to but excluding the applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable Base Dividend Rate. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series B Preferred Shares will be payable based on a 360-day year consisting of twelve 30-day months.

“Business Day” means a day on which The New York Stock Exchange is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required by law to close.

Increase in Base Dividend Rate Following a Cross Default, Dividend Payment Default or Failure to Redeem

•	In the event that four quarterly dividends, whether consecutive or not, payable on Series B Preferred Shares are in arrears, such event shall constitute a Dividend Payment Default.

•	A default by us under any credit facility shall constitute a Cross Default if such default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on outstanding indebtedness under such credit facility; or

(b)	results in the acceleration of such indebtedness prior to its maturity;

and in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10 million or more.

•

Our failure to redeem all the Series B Preferred Shares on or prior to June 30, 2015, whether or not our board of directors has authorized any such redemption and whether or not such redemption is legally permissible or is prohibited by any agreement to which we are subject, shall constitute a Failure to Redeem.

If a Cross Default, a Dividend Payment Default or a Failure to Redeem occurs, then:

(1) effective as of the date of such Cross Default, Dividend Payment Default or Failure to Redeem, and without duplication if more than one such event has occurred and is continuing at any time, the Base Dividend Rate payable on the Series B Preferred Shares shall increase to a number that is 1.25 times the Base Dividend Rate payable on the Series B Preferred Shares as of the close of business on the day immediately preceding the date of such Cross Default, Dividend Payment Default or Failure to Redeem, and

(2) on each subsequent Dividend Payment Date, the Base Dividend Rate payable in respect of the succeeding quarterly dividend period shall increase to a number that is 1.25 times the Base Dividend Rate payable on the Series B Preferred Shares as in effect as of the close of business on the day immediately preceding such Dividend Payment Date, until no Cross Default or Dividend Payment Default exists or, in the case of a Failure to Redeem, until all the Series B Preferred Shares are no longer outstanding.

Notwithstanding the foregoing, in no event shall dividends accrue on the Series B Preferred Shares at a rate greater than 25% per annum in respect of any period. If a Cross Default or Dividend Payment Default, as applicable, ceases to exist, the Base Dividend Rate payable on the Series B Preferred Shares shall be reduced, effective as of the date such Cross Default or Dividend Payment Default ceases to exist, to such Base Dividend Rate that would have been applicable had such Cross Default or Dividend Payment Default never existed.

Payment of Dividends

Not later than the close of business, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series B Preferred Shares that have been declared by our board of directors to the holders of such shares as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date, or the Record Date, will be the Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with our bylaws then in effect and the Statement of Designations.

In the event the Series B Preferred Shares are held of record by the nominee of the Securities Depository, declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Shares in accordance with the instructions of such beneficial owners.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Shares and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series B Preferred Shares on the record date for such payment, which may not be more than 60 days before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series B Shares and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series B Preferred Shares and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series B Preferred Shares and any Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series B Preferred Shares will not be entitled to any dividend in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “— Dividends — Determination of Dividend Rate”, no interest or sum of money in lieu of interest will be payable in respect of any dividend payment which may be in arrears on the Series B Preferred Shares.

Redemption

Optional Redemption

At any time on or prior to September 1, 2012, we may redeem, at our option, in whole or in part, the Series B Preferred Shares at a redemption price in cash equal to $30.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared, or the Liquidation Preference. Any such optional redemption shall be effected only out of funds legally available for such purpose. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime on or prior to September 1, 2013, in whole or in part, at a redemption price of 102.25% of the Liquidation Preference. Thereafter, on a pro-rata basis at our option we may redeem the Series B Preferred Shares anytime on or prior to September 1, 2014, at a redemption price of 103.75% of the Liquidation Preference. Thereafter, we may redeem the Series B Preferred Shares on a pro-rata basis at our option anytime in whole or in part, at a redemption price of 105.00% of the Liquidation Preference.

Optional Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 15 days and not more than 60 days, other than with respect to Series B Preferred Shares issued on the Original Issue Date, in which case we are required to provide a minimum of two days’ notice, before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our stock transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the optional redemption date, (2) the number of Series B Preferred Shares to be redeemed and, if less than all outstanding Series B Preferred Shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the Series B Preferred Shares are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares will be redeemed by such method of selection as we or the Securities Depository shall determine, with adjustments to avoid redemption of fractional shares. In the event all Series B Preferred Shares are held of record by the nominee of the Securities Depository, we will give notice, or cause notice to be given, to the Securities Depository of the number of Series B Preferred Shares to be redeemed, and the Securities Depository will determine the number of Series B Preferred Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Shares for its own account). A participant may determine to redeem Series B Preferred Shares from some beneficial owners (including the participant itself) without redeeming Series B Preferred Shares from the accounts of other beneficial owners.

In the event the Series B Preferred Shares are held of record by the nominee of the Securities Depository, the redemption price will be paid by the Paying Agent to the Securities Depository on the redemption date. The Securities Depository’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, except in the case of the Series B Preferred Shares held by Neige International and redeemed with the net proceeds of this offering, we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Shares as to which notice has been given by the close of business, New York City time, no later than the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such shares is issued in the name of the Securities Depository or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares as our shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Shares, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request after which repayment the holders of the Series B Preferred Shares entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series B Preferred Shares represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such shares is registered in the name of the Securities Depository or its nominee), the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Shares represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Shares called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase the Series B Preferred Shares, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Shares. Any shares repurchased and cancelled by us will revert to the status of authorized but unissued preferred shares, undesignated as to series.

Notwithstanding the foregoing, except in the case of the Series B Preferred Shares held by Neige International and redeemed with the net proceeds of this offering, in the event that full cumulative dividends on the Series B Preferred Shares and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Shares or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares and any Parity Securities. Common shares and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series B Preferred Shares and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

Mandatory Redemption

We will redeem the Series B Preferred Shares in whole and not in part upon the acquisition of more than 49% of our outstanding capital stock by any person unaffiliated with our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou or members of his family or companies legally or beneficially owned or controlled by such persons, or a Change of Control, subject to full compliance with the terms and covenants contained in our loan facilities, or the Mandatory Redemption Date. Upon the Mandatory Redemption Date, the Corporation will redeem the Series B Preferred Shares at a cash redemption price per share equal to the applicable redemption price set forth above under “— Optional Redemption.” Holders of Series B Preferred Shares shall also be entitled to receive on the Mandatory Redemption Date an amount equal to all accumulated, accrued and unpaid dividends to the Mandatory Redemption Date (whether or not we have earnings and whether or not authorized by our board of directors or declared by us.)

Additional Common Shares

On July 1, 2015, any holders of Series B Preferred Shares will, for no additional consideration, receive, on a pro rata basis, common shares representing an aggregate of 5.0% of our then-outstanding common shares, on a fully diluted basis.

No Sinking Fund

The Series B Preferred Shares do not have the benefit of any sinking fund.

Book-Entry System

All Series B Preferred Shares offered hereby will be represented by a single certificate issued to The Depository Trust Company (The Depository Trust Company, and its successors or assigns or any other securities depository selected by us, is referred to in this prospectus supplement as the Securities Depository,) and registered in the name of its nominee (initially, Cede & Co.) No holder of the Series B Preferred Shares offered hereby will be entitled to receive a certificate evidencing such shares, unless otherwise required by law or the Securities Depository gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depository within 60 calendar days thereafter. Payments and communications made by us to holders of the Series B Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository. Accordingly, unless certificates are available to holders of the Series B Preferred Shares, each purchaser of Series B Preferred Shares must rely on (1) the procedures of the Securities Depository and its participants to receive dividends, distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Shares and (2) the records of the Securities Depository and its participants to evidence its ownership of such Series B Preferred Shares.

In the event the Securities Depository (or its nominee) is the sole holder of the Series B Preferred Shares, no beneficial holder of the Series B Preferred Shares will be deemed to be a shareholder of us. The Depository Trust Company, the initial Securities Depository, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Securities Depository maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Shares, whether as a holder of the Series B Preferred Shares for its own account or as a nominee for another holder of the Series B Preferred Shares.

DESCRIPTION OF WARRANTS

The Warrants offered hereby entitle the holder to purchase one Warrant Share and are exercisable in cash at any time between July 1, 2012 and June 30, 2017 inclusive at a price of $7.74 per share, the closing price of our common shares on the NYSE as of June 11, 2012, or the Exercise Price. The Warrants will be attached to the Series B Preferred Shares prior to July 1, 2012 and will detach from the Series B Preferred Shares on July 1, 2012.

The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event we pay a stock dividend or if there is a recapitalization, reorganization, merger or consolidation of the Company.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form attached to the Warrant, accompanied by full payment of the Exercise Price, in cash, by certified check or cashier’s check payable to us or by wire transfer in immediately available funds to an account specified by the Company, for the number of Warrants being exercised.

Holders of the Warrants do not have the rights or privileges of holders of our common shares and any voting rights until they exercise their Warrants and receive common shares therefor. After the issuance of the common shares upon exercise of the Warrants, each holder will be entitled to one vote for each common share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the Warrant Shares to be issued to the warrant holder.

TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant to a U.S. Holder and a Non-U.S. Holder, each as defined below, of our Series B Preferred Shares, Warrants and common shares received upon the exercise of the Warrants. This discussion does not purport to deal with the tax consequences of owning our Series B Preferred Shares, Warrants and common shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our Series B Preferred Shares, Warrants or common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partners or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our stock, may be subject to special rules. This discussion deals only with holders who purchased Series B Preferred Shares and Warrants in this offering and hold the Series B Preferred Shares, Warrants and common shares received upon the exercise of the Warrants as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Series B Preferred Shares, Warrants or common shares.

Marshall Islands Tax Considerations

The following are the material Marshall Islands tax consequences of our activities to us and our shareholders. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

United States Federal Income Tax Considerations

The following are the material U.S. federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S Holders, each as defined below, of our Series B Preferred Shares, Warrants and common shares received upon the exercise of the Warrants. The following discussion of U.S. federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect.

Taxation of Operating Income: In General

Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Section 883 of the Code, we anticipate that our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from U.S. Federal Income Taxation

Under Section 883 of the Code, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:

(1)	we are organized in a foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as United States corporations; and

(2)	either:

•	more than 50% of the value of our outstanding stock is owned, directly or indirectly, by “qualified shareholders,” as described in more detail below, which we refer to as the “50% Ownership Test,” or

•

our stock is “primarily and regularly traded on an established securities market” in a country that grants an “equivalent exemption” to United States corporations or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we are incorporated, grant an “equivalent exemption” to United States corporations. The Marshall Islands and Liberia, the jurisdictions in which our shipholding subsidiaries are incorporated, each provides an “equivalent exemption” to U.S. corporations. Therefore, we will be exempt from U.S. federal income taxation with respect to our U.S.-source shipping income if either the 50% Ownership Test or the Publicly-Traded Test is met.

Due to the widely held nature of our stock we do not currently anticipate a circumstance where we would be able to satisfy the 50% Ownership Test.

As discussed below, we believe that we currently satisfy, and will continue after this offering to satisfy, the Publicly-Traded Test since our common shares are primarily and regularly traded on the NYSE.

The regulations under Section 883 of the Code provide, in pertinent part, that shares of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of shares that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common shares are currently ‘‘primarily traded’’ on the NYSE.

Under the regulations, stock of a foreign corporation will be considered to be “regularly traded” on an established securities market if one or more classes of stock representing more than 50% of the outstanding stock, by both total combined voting power of all classes of shares entitled to vote and total value, are listed on such market, to which we refer as the “listing threshold.” Both before and after this offering, we believe that our common shares, which are listed on the NYSE, will represent more than 50% of our total outstanding stock, by both total combined voting power of all classes of shares entitled to vote and total value. Therefore, we believe that we satisfy the listing threshold. However, in the future, it is possible that our common shares could represent 50% or less of the total value of all of our outstanding stock. In such a case, we may not be able to satisfy the listing threshold and may not be able to qualify for exemption under Section 883.

It is further required that with respect to each class of shares relied upon to meet the listing threshold, (i) such class of shares is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year and (ii) the aggregate number of shares of such class of shares traded on such market during the taxable year is at least 10% of the average number of shares of such class of shares outstanding during such year or as appropriately adjusted in the case of a short taxable year. Even if these tests are not satisfied, the regulations provide that such trading frequency and trading volume tests will be deemed satisfied if, as is expected to be the case with our common shares, such class of shares is traded on an established securities market in the United States and such shares are regularly quoted by dealers making a market in such shares.

Notwithstanding the foregoing, the regulations provide, in pertinent part, that a class of shares will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified share attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such class of outstanding shares, to which we refer as the 5% Override Rule.

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of our common shares, or “5% Shareholders,” the regulations permit us to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the SEC, as owning 5% or more of our common shares. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5% Override Rule is triggered, the regulations provide that the 5% Override Rule will nevertheless not apply if we can establish that within the group of 5% Shareholders, there are sufficient qualified shareholders for purposes of Section 883 of the Code to preclude non-qualified shareholders in such group from owning 50% or more of our common shares for more than half the number of days during the taxable year.

We do not believe that we are currently subject to the 5% Override Rule and therefore, we believe that we satisfy the Publicly-Traded Test. However, it is possible that our 5% Shareholders may come to own 50% or more of our common shares. Therefore, we may be subject to the 5% Override Rule for a future taxable year unless we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are qualified shareholders for purposes of Section 883 to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of our common shares for more than half the number of days during the taxable year. In order to establish this, sufficient 5% Shareholders that are qualified shareholders would have to comply with certain documentation and certification requirements designed to substantiate their identity as qualified shareholders. These requirements are onerous and there is no assurance that we would be able to satisfy them.

Taxation In Absence of Exemption

To the extent the benefits of Section 883 of the Code are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 of the Code exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to an additional 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from the bareboat chartering of a vessel, is attributable to a fixed place of business in the United States).

We do not anticipate that we will have a fixed place of business in the United States involved in earning of shipping income. Based on the foregoing, we do not anticipate that any of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

United States Federal Income Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to U.S. federal income tax with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our Series B Preferred Shares, Warrants or common shares that is an individual U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if an election is in place to treat the trust as a U.S. person for U.S. federal income tax purposes.

If a partnership holds our Series B Preferred Shares, Warrants or common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our Series B Preferred Shares, Warrants or common shares, you are encouraged to consult your tax advisor.

Allocation of Purchase Price

For U.S. federal income tax purposes, the amount of cash paid for a unit consisting of Series B Preferred Shares and the Warrants at its original offering must be allocated between the Series B Preferred Shares and the Warrants comprising the unit on the basis of their relative fair market values. The allocation of the purchase price of the units is relevant to the timing and manner of inclusion of income with respect to the Series B Preferred Shares and the Warrants as described below.

Distributions

Subject to the discussion of the passive foreign investment company, or PFIC, rules below, distributions made by us with respect to our Series B Preferred Shares or common shares to a U.S. Holder will generally constitute dividends, which will be taxable as ordinary income or, in the case of our common shares (but not the Series B Preferred Shares), “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his shares of stock on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. Dividends paid with respect to our Series B Preferred Shares or common shares will generally be treated as income from sources outside the United States and will generally constitute “passive category income” or, in the case of certain types of U.S. Holders, “general category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates (through taxable years beginning on or before December 31, 2012) provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE on which our common shares currently trade); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (as discussed below); (3) the U.S. Individual Holder has held the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares becomes ex-dividend, and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Further, in the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer in tax years beginning on January 1, 2013 or later will be taxed at ordinary graduated tax rates. Any dividends paid by us, including all dividends paid on our Series B Preferred Shares (unless and until it becomes traded on an established securities market in the United States), which are not eligible for these preferential rates will be taxed as ordinary dividend income to a U.S. Individual Holder.

Special rules may apply to any “extraordinary dividend,” generally, a dividend paid by us in an amount which is equal to or in excess of ten percent of a U.S. Holder’s adjusted tax basis (or fair market value in certain circumstances) in our common shares. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by a U.S. Individual Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Redemption Premium

Under Section 305(c) of the Code and the applicable United States Treasury regulations thereunder, if in certain circumstances the redemption price of preferred stock exceeds its issue price by more than a de minimis amount, the difference — which we refer to as “redemption premium” — will be taxable as a constructive distribution to a U.S. Holder over time of additional preferred shares. These constructive distributions would be treated in the same manner as discussed above under “— Distributions.” As a result, if we have sufficient earnings and profits, a U.S. Holder could be required to recognize taxable income without receiving any current corresponding cash distribution. The Series B Preferred Shares provide for optional rights of redemption by us at prices in excess of the issue price. Therefore, a U.S. Holder could be required to include such excess in income ratably over the term of the Series B Preferred Shares, if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable United States Treasury regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) the U.S. Holder is not related to us within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel us to redeem the shares; and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. It is unclear whether the optional redemption rights of the Series B Preferred Shares will qualify for this safe harbor. Even if the optional redemption rights do not qualify for this safe harbor, such optional redemption rights will only be taken into account if they are more likely than not to occur. It is unclear whether the optional redemption rights of the Series B Preferred Shares are more likely than not to occur. U.S. Holders are encouraged to consult their tax advisers regarding the consequences to them of the receipt of constructive distributions under Section 305(c).

Distribution of Common Shares

If common shares are distributed on July 1, 2015, under Section 305 of the Code, a U.S. Holder of Series B Preferred Shares will be treated as receiving a distribution from us in an amount equal to the fair market value of such common shares distributed. This distribution will be treated in the same manner as described above under “— Distributions.” U.S. Holders are encouraged to consult their tax advisers regarding the consequences to them of the receipt of such common shares.

Sale, Exchange or other Disposition of Series B Preferred Shares or Common Shares

Subject to the discussion of the PFIC rules and redemptions below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our Series B Preferred Shares or common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such stock. A U.S. Holder’s tax basis in our common shares generally will equal the U.S. Holder’s acquisition cost less any prior return of capital. A U.S. Holder’s adjusted tax basis in our Series B Preferred Shares generally will equal the U.S. Holder’s acquisition cost increased by any redemption premium previously included in income by the U.S. Holder less any prior return of capital. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such stock is greater than one year at the time of the sale, exchange or other disposition and will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Redemption of Series B Preferred Shares

A redemption of Series B Preferred Shares by a U.S. Holder will be a taxable event. If the redemption is treated as a sale or exchange, a U.S. Holder will generally be subject to tax in the manner described above under “— Sale, Exchange or other Disposition of Series B Preferred Shares or Common Shares”, except to the extent that any cash received is attributable to accrued but unpaid dividends on the Series B Preferred Shares, which generally will be subject to the rules discussed above in “— Distributions.”

A redemption of Series B Preferred Shares will be treated as a sale or exchange by a U.S. Holder if the redemption either (i) results in a “complete redemption” of the U.S. Holder’s stock interest in us; (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder; or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of these tests has been met, a U.S. Holder must take into account not only Series B Preferred and common shares that the U.S. Holder actually owns, but also shares that are constructively owned by the U.S. Holder within the meaning of Section 318 of the Code.

A redemption will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in us, which will depend on the particular facts and circumstances at such time. If, as a result of the redemption, the U.S. Holder’s relative stock interest in us is minimal, the U.S. Holder exercises no control over our corporate affairs, and the U.S. Holder suffers a reduction in his proportionate interest in us, including any stock constructively owned by the U.S. Holder, the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its interest in us.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with certain objective tests. A redemption will result in a “complete redemption” if either all of our stock actually and constructively owned (including the Warrants) by the U.S. Holder is exchanged in the redemption or all of our stock actually owned by the U.S. Holder is exchanged in the redemption and the U.S. Holder is eligible to waive, and effectively waives, the attribution of our stock constructively owned by the U.S. Holder in accordance with the procedures described in Section 302(c)(2) of the Code.

A redemption will not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, such as our Series B Preferred Shares. Accordingly, any redemption of Series B Preferred Shares is unlikely to qualify for the “substantially disproportionate” exception.

If the redemption does not constitute a sale or exchange, a U.S. Holder’s receipt of cash will be treated as a taxable distribution, as described above under “— Distributions” above. If a redemption is treated as a distribution, a U.S. Holder’s tax basis in any Series B Preferred Shares which is redeemed will be added to the basis of any other shares of our stock actually or constructively owned by the U.S. Holder.

Exercise, Sale, Retirement or Other Taxable Disposition of Warrants

Neither we nor a U.S. Holder of a Warrant will recognize gain or loss as a result of the U.S. Holder’s receipt of our common shares upon exercise of a Warrant. A U.S. Holder’s adjusted tax basis in the common shares received will be an amount equal to the sum of (i) the U.S. Holder’s adjusted tax basis in the Warrant exercised plus (ii) the amount of the exercise price for the warrant. If the Warrants lapse without exercise, the U.S. Holder will recognize capital loss in the amount equal to the U.S. Holder’s adjusted tax basis in the Warrants. A U.S. Holder’s holding period for common shares received upon exercise of a warrant will commence on the date the Warrant is exercised.

Upon the sale, retirement or other taxable disposition of a Warrant, the U.S. Holder will recognize gain or loss to the extent of the difference between the sum of the cash and the fair market value of any property received in exchange therefor and the U.S. Holder’s tax basis in the Warrant. Any such gain or loss recognized by a holder upon the sale, retirement or other taxable disposition of a Warrant will be capital gain or loss and will be long-term capital gain or loss if the Warrant has been held for more than one year.

The exercise price of a Warrant is subject to adjustment under certain circumstances. If an adjustment increases a proportionate interest of the holder of a Warrant in the fully diluted common shares without proportionate adjustments to the holders of our common shares, U.S. Holder of the Warrants may be treated as having received a constructive distribution, which may be taxable to the U.S. Holder as a dividend.

PFIC Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our Series B Preferred Shares, Warrants or common shares, either:

•

at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), which we refer to as the income test; or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income, which we refer to as the asset test.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Based on our current and anticipated operations, we do not believe that we are currently a PFIC or will be treated a PFIC for any future taxable year. However, our status as a PFIC will depend upon the operations of our vessels. Therefore, we can give no assurances as to whether we will be a PFIC with respect to any taxable year. In making the determination as to whether we are a PFIC, we intend to treat the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities (whether conducted directly or through participation in a pool) of us or any of our wholly-owned subsidiaries as services income, rather than rental income. Correspondingly, we believe such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, should not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. In the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. On the other hand, any income we derive from bareboat chartering activities will likely be treated as passive income for purposes of the income test. Likewise, any assets utilized in the performance of bareboat chartering activities will likely be treated as generating passive income for purposes of the asset test.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which election we refer to as a “QEF election” or makes a “mark-to-market” election with respect to our common shares. For taxable years beginning on or after March 18, 2010, a U.S. Holder of shares in a PFIC will be required to file an annual information return containing information regarding the PFIC as required by applicable Treasury Regulations.

Taxation of U.S. Holders Making a Timely QEF Election.

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the shares of our stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the shares of our common shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our stock. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with his U.S. federal income tax return. After the end of each taxable year, we will determine whether we were a PFIC for such taxable year. If we determine or otherwise become aware that we are a PFIC for any taxable year, we will provide each U.S. Holder with all necessary information (including a PFIC annual information statement) in order to allow such holder to make a QEF election for such taxable year. A U.S. Holder may not make a QEF election with respect to its ownership of a Warrant.

Taxation of U.S. Holders Making a ‘‘Mark-to-Market’’ Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as is expected to be the case, our common shares were treated as ‘‘marketable stock,’’ a U.S. Holder would be allowed to make a ‘‘mark-to-market’’ election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in our common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the our common shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. A U.S. Holder will be unlikely to be able to make a “mark-to-market” election with respect to our Series B Preferred Shares. A U.S. Holder will not be able to make a “mark-to-market” election with respect to our Warrants.

Taxation of U.S. Holders Not Making a Timely QEF Election.

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who has not timely made a QEF election for the first taxable year in which it holds our Series B Preferred Shares, Warrants or common shares and during which we are treated as PFIC, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our Series B Preferred Shares, Warrants or common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the our Series B Preferred Shares, Warrants or common shares), and (2) any gain realized on the sale, exchange or other disposition of our Series B Preferred Shares, our common shares or our Warrants. Under these special rules:

•	the excess distribution or gain would be allocated ratably to each day over the Non-Electing Holders’ aggregate holding period for the our Series B Preferred Shares, Warrants or common shares;

•	the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Non-Electing Holders may be subject to IRS filing requirements with respect to their ownership of shares in a PFIC. These adverse tax consequence would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our Series B Preferred Shares, Warrants or common shares. In addition, if a Non-Electing Holder who is an individual dies while owning our Series B Preferred Shares, Warrants or common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such Series B Preferred Shares, Warrants or common shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our Series B Preferred Shares, Warrants or common shares (other than a partnership or entity treated as a partnership for U.S. Federal income tax purposes) that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Series B Preferred Shares or Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us with respect to our Series B Preferred Shares or common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. In general, if the Non-U.S. Holder is entitled to the benefits of certain U.S. income tax treaties with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Series B Preferred Shares, Warrants or Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our Series B Preferred Shares, Warrants or common shares, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. In general, if the Non-U.S. Holder is entitled to the benefits of certain income tax treaties with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the our Series B Preferred Shares, Warrants or common shares, including dividends and the gain from the sale, exchange or other disposition of the shares or Warrants that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder will not recognize any gain or loss on the exercise of the Warrants.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax if you are a non-corporate U.S. Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you sell your Series B Preferred Shares, Warrants or common shares through a U.S. office or broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell Series B Preferred Shares, Warrants or common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell Series B Preferred Shares, Warrants or common shares through a non-U.S. office of a broker that is a U.S. person or has certain other contacts with the United States.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability by timely filing a refund claim with the IRS.

Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our Series B Preferred Shares, Warrants or common shares, unless the Series B Preferred Shares, Warrants or common shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, a Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

PLAN OF DISTRIBUTION

We are offering the 700,000 units, each consisting of one Series B Preferred Share and one warrant to purchase one common share, through a placement agent. Subject to the terms and conditions contained in the placement agency agreement dated             , 2012, Dahlman Rose & Company, LLC , the placement agent, has agreed to use its best commercially practicable efforts to arrange for the sale of the securities offered hereby.

The placement agent is not purchasing or selling any securities by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the securities. The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions, letters and certificates.

Certain investor funds will be deposited into an escrow account and held until jointly released by us and the placement agent on the date the securities are to be delivered to the investors. All funds received will be held in a non-interest bearing account.

This prospectus supplement will be distributed to the investors who agree to purchase the securities, informing the investors of the closing date as to such securities. We currently anticipate that closing of the sale of the securities offered hereby will take place on or about             , 2012. Investors will also be informed of the date and manner in which they must transmit the purchase price for their securities.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the securities we sell, less the placement agent’s fees and any expenses payable by us at closing; and

•	Dahlman Rose & Company, LLC will receive the placement agent’s fees.

We will pay the placement agent a commission equal to 0.5% of the gross proceeds of the sale of securities in this offering up to $10 million and 2.5% of the gross proceeds of the sale of securities in this offering in excess of $10 million. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of this offering. The estimated offering expenses payable by us, excluding the placement agent’s fees, are estimated to be approximately $313,885. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $             million.

From time to time, the placement agent and its affiliates have provided and continue to provide investment banking and other services to the Company.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement.

If you purchase the securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price on the cover page of this prospectus supplement.

Delivery of the securities in this offering is expected on or about             , 2012.

Our common stock is listed on the New York Stock Exchange under the symbol “TEU.”

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities in this offering, other than the placement agents’ fees, all of which will be paid by us.

SEC registration fee	$2,937*
FINRA filing fee	$2,588*
NYSE supplemental listing fee	$3,360
Legal fees and expenses	$150,000
Accounting fees and expenses	$65,000
Printing and engraving expenses	$25,000
Miscellaneous	$65,000

Total	$313,885

*	The SEC registration Fee of $57,300 and the FINRA filing fee of $50,500 covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-181076) filed with the SEC with an effective date of May 10, 2012, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS

The validity of the Series B Preferred Shares and Warrants offered hereby with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York. The placement agent has been represented in connection with this offering by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of Box Ships Inc. and the combined financial statements of Ardelia Navigation Limited and Eridanus Trading Co. incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus supplement and the accompanying prospectus is a part of that registration statement, which includes additional information.

Government Filings

We have filed with the SEC a registration statement including exhibits and schedules thereto on Form F-3 under the Securities Act with respect to the common shares offered hereby. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information in the registration statement, as permitted by SEC rules and regulations. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement. In addition, we are subject to the periodic reporting requirements of the Exchange Act, and file reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically, which you can access over the internet at http://www.sec.gov. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.box-ships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement and the accompanying prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•

our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•

our Registration Statement on Form 8-A12B, filed with the SEC on April 8, 2011, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

•	our Report on Form 6-K filed with the SEC on June 12, 2012.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Box Ships Inc.

15, Karamanli Ave.

Voula, 16673

Athens, Greece

+ (30) (210) 8914 600

Attn: Mrs. Maria Stefanou

Information Provided by the Company

We will furnish holders of the Series B Preferred Shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, since we are a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$500,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1)	our common shares, including related preferred stock purchase rights;

(2)	our preferred shares;

(3)	our debt securities;

(4)	our warrants;

(5)	our purchase contracts;

(6)	our rights; and

(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “TEU”.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2012

i

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell the common shares (including the related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless we specify otherwise, when used in this prospectus the terms the “Company,” “we,” “our” and “us” refer to Box Ships Inc. and its subsidiaries. References to “Paragon Shipping” are to Paragon Shipping Inc. and references to “Allseas” or “our Manager” are to Allseas Marine S.A. and its relevant subsidiaries, which provides our fleet with commercial and technical management services and provides certain administrative and corporate services to us.

We use the term “TEU” in describing the size of containerships. TEU is a standard measure of a containership’s cargo-carrying capacity and refers to the space occupied by a container having the International Organization for Standardization’s standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.

Our Company

We are an international shipping company engaged in the seaborne transportation of containers worldwide. We are focused on pursuing growth opportunities in the container shipping industry by leveraging the reputation, expertise and relationships of our management team and our Manager in identifying attractive vessel acquisition opportunities and maintaining cost-competitive, efficient operations.

We were formed by Paragon Shipping (NYSE: PRGN), a leading global provider of shipping transportation services specializing in transporting drybulk cargoes. We commenced operations following the completion of the initial public offering of our common shares in the United States, which we refer to as our Initial Public Offering, in April 2011. As of the date of this prospectus, our fleet was comprised of seven containerships with a TEU weighted average age of 4.4 years, a total capacity of over 33,000 TEU and a weighted average remaining charter duration of 25 months.

We operate through a number of wholly-owned, vessel-owning subsidiaries incorporated in the Republic of Liberia and the Republic of the Marshall Islands. Allseas, a company controlled by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, provides the commercial and technical management services for all of the vessels in our fleet.

Our Fleet

The following table presents certain information concerning our current fleet:

Vessel	Year Built	TEU	Charterer	Daily Gross Charter Rate(1)	Remaining Time Charter Term(2)	Expiration of Charter	Date Delivered to Us
Box Trader	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	4 months(3)	August 2012	April 29, 2011

Box Voyager	2010	3,426	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$20,000	3 months(3)	August 2012	April 29, 2011

CMA CGM Kingfish	2007	5,095	CMA CGM	$23,000	24 months(3)	April 2014	May 19, 2011

CMA CGM Marlin	2007	5,095	CMA CGM	$23,000	24 months(3)	May 2014	May 31, 2011

Maersk Diadema (formerly the MSC Siena)	2006	4,546	A.P. Moller — Maersk A/S (Maersk)	$28,000	21 months(4)	January 2014	May 19, 2011

Maule	2010	6,589	Compañía Sud Americana de Vapores S.A. (CSAV Valparaiso)	$38,000	48 months(5)	May 2016	May 9, 2011

MSC Emma	2004	5,060	Mediterranean Shipping Co. S.A. (MSC)	$28,500	27 months(6)	August 2014	August 3, 2011

TEU weighted average Fleet age/Total Fleet Capacity	4.4 years	33,237

(1)	Represents the daily gross charter rate and does not reflect commissions payable by us to third party chartering brokers and Allseas aggregating 1.25% for the CMA CGM Kingfish and the CMA CGM Marlin and 2.50% for each of the other vessels in our fleet, including, in each case, 1.25% to Allseas.
(2)	As of the date of this prospectus, the average remaining duration of the charters of our fleet was 25 months (weighted by aggregate TEU capacity).
(3)	The charterer has the option to increase or decrease the term of the charter by 45 days.
(4)	The charterer has the option to extend the term of the charter by additional, one-year terms for four successive years at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 45 days.
(5)	The charterer has the option to increase or decrease the term of the charter by 30 days. The charterer also has the option to purchase the vessel upon expiration of the charter, provided the option is exercised at least six months prior to the expiration of the term of the charter, for a purchase price of $57.0 million, less a 0.5% purchase commission payable to parties unaffiliated with us.
(6)	The charterer has the option to extend the term of the charter by an additional one-year term at the same gross daily charter rate. In addition, the charterer has the option to increase or decrease the term of the charter by 30 days.

We have also entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us options to acquire two 4,800 TEU newbuilding containerships for which Paragon Shipping has entered into construction contracts and that are scheduled to be delivered to Paragon Shipping during the fourth quarter of 2013. We may exercise our options to acquire each vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. See “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions — Options to Acquire Two Newbuilding Containerships” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Our chartering policy is to employ our vessels and any vessels we may acquire in the future on short- to medium-term time charters of one to five years in order to take advantage of stable cash flows and high utilization rates while preserving the flexibility to later capitalize on potentially rising charter rates with longer terms, although we may opportunistically enter into attractive longer-term charters or short-term time charters with durations of less than one year. All of the seven vessels in our fleet are currently employed under fixed rate time charters with an average remaining duration of 25 months (weighted by aggregate TEU capacity), as of the date of this prospectus, with expirations ranging from three months to 48 months. We intend to continue to charter our vessels to a diversified portfolio of leading liner charterers with staggered re-delivery dates in accordance with our market outlook.

Management of Our Fleet

Allseas provides commercial and technical management services for our fleet, pursuant to long-term management agreements between Allseas and each of our vessel-owning subsidiaries. Allseas also provides commercial and technical management services for Paragon Shipping’s fleet. Commercial management includes, among other things, negotiating charters for our vessels, monitoring various types of charters, monitoring the performance of our vessels under charter, locating, purchasing, financing and negotiating the purchase and sale of our vessels, obtaining insurance for our vessels and finance and accounting functions. Technical management services include, among other things, arranging for and managing crews, vessel maintenance, drydocking, repairs, insurance, maintaining regulatory and classification society compliance and providing technical support.

In addition, Allseas also provides us with certain administrative services and the services of our executive officers, who report directly to our board of directors, as discussed below.

Allseas, a Liberian corporation based in Athens, Greece, was formed in 2000 as a ship management company and is wholly-owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, who is also the Chairman, President, Chief Executive Officer and Interim Chief Financial Officer of Paragon Shipping. We believe Allseas has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety and that our business benefits through access to the expertise and resources of Allseas.

Management Agreements

We have entered into separate management agreements with Allseas for each of the vessels in our fleet. Each management agreement has an initial term of five years and automatically renews for additional five-year periods, unless, in each case, at least 90 days’ advance notice of termination is given by either party. Under the management agreements, Allseas is entitled to a technical management fee of €620 per vessel, per day (or $827 per vessel, per day using an exchange rate of $1.3343:€1.00, the U.S. dollar/Euro exchange rate as of March 30, 2012 according to Bloomberg), payable on a monthly basis in advance, pro rata either for the calendar days these vessels are owned by us if the vessels are second-hand purchases, or from the date of the memorandum of agreement if the vessels are purchased directly from a shipyard. The technical management fee is adjusted annually based on the Eurozone inflation rate. Allseas is also entitled to (i) a fee equal to 1.25% of the gross freight, demurrage and charter hire collected from the employment of our vessels; (ii) a fee equal to 1.0% calculated on the price as stated in the relevant memorandum of agreement for any vessel bought or sold on our behalf, with the exception of the purchase of the Box Trader, the Box Voyager, the CMA CGM Kingfish and the CMA CGM Marlin, which were acquired from companies affiliated with us; and (iii) a superintendent fee of €500 per day (or $667 per day using an exchange rate of $1.3343:€1.00, the U.S. dollar/Euro exchange rate as of March 30, 2012 according to Bloomberg), for each day in excess of five days per calendar year for which a superintendent performed on site inspection. In addition, Allseas is entitled to a lump sum fee of $15,000 for pre-delivery services, including legal fees, crewing and manning fees, manual preparation costs and other expenses related to preparing the vessel for delivery, rendered during the period from the date a memorandum of agreement is signed for the purchase of any such vessel until the delivery date.

Additional vessels that we may acquire in the future may be managed by Allseas or unaffiliated management companies.

Manning Agreements

Allseas subcontracts crewing services relating to our vessels to Crewcare Inc., or Crewcare, a Philippines company beneficially owned by our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou. Each of our vessel-owning subsidiaries has entered into manning agreements with Crewcare, pursuant to which Crewcare provides manning services for each of our vessels in exchange for a fixed monthly fee of $95 per seaman for all officers and crew who serve on board our vessels and a one-time recruitment fee of $120 per seaman. In addition, the agreements also provide for a fee of $30 per seaman for in-house training and a fee of $50 per seaman for extra in-house training.

Administrative Services Agreement

On April 19, 2011, we entered into an administrative services agreement with Allseas, under which Allseas provides us with telecommunication services, secretarial and reception personnel and equipment, security facilities and cleaning for our offices and information technology services at cost. Under the terms of the agreement, we have agreed to reimburse Allseas on a quarterly basis for all costs and expenses reasonably incurred by Allseas in connection with the provision of the above services, which amounted to approximately $23,000 for the year ended December 31, 2011.

Executive Services Agreement

On April 19, 2011, we entered into an executive services agreement with Allseas, pursuant to which Allseas provides the services of our executive officers, which include strategy, business development, marketing, finance and other services, who report directly to our board of directors. The agreement has an initial term of five years and automatically renews for successive five-year terms unless sooner terminated. Allseas is entitled to an executive services fee of $1.8 million per annum, payable in 12 monthly installments, in connection with the provision of services under the agreement. In addition, Allseas is entitled also to incentive compensation, at the discretion of our Board of Directors, which amounted to approximately $0.1 million for the year ended December 31, 2011.

For more information on our agreements with Allseas and Crewcare discussed above, see “Item 7. Major Shareholders and Related Party Transactions — B. Related party transactions” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Dividend Policy

Our policy is to pay quarterly dividends to shareholders, in February, May, August and November of each year, in amounts equal to substantially all of our operating cash flow less any amounts required to pay cash expenses and capital expenditures, service our debt and maintain reserves for drydockings, surveys and other purposes as our board of directors may from time to time determine. On April 30, 2012, our board of directors declared a dividend of $0.30 per share with respect to the first quarter of 2012, payable on or about May 18, 2012 to shareholders of record as of the close of business on May 11, 2012. On March 2, 2012, we paid a dividend of $0.30 per share with respect to the fourth quarter of 2011. On November 29, 2011, we paid a dividend of $0.30 per share with respect to the third quarter of 2011 and on August 24, 2011, we paid a dividend of $0.15 per share with respect to the second quarter of 2011.

Our board of directors may review and amend our dividend policy from time to time in light of our plans for future growth and other factors. We cannot assure you that we will be able to pay regular quarterly dividends in the amounts stated above or elsewhere in this prospectus or at all, and our ability to pay dividends will be subject to the restrictions in our loan agreements and the provisions of Marshall Islands law as well as the other limitations set forth in “Item 8. Financial Information — Consolidated statements and other financial information — Dividend Policy” of our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Recent Developments

On March 20, 2012, we entered into an interest rate swap agreement with UniCredit Bank AG, or UniCredit, with declining notional balances in order to hedge our variable interest rate exposure with an effective date of May 18, 2012 for an initial notional amount of $5,400,000 that will reduce by $150,000 on a quarterly basis for a period of five years. Under the terms of the agreement, we will make quarterly payments to UniCredit on the relevant amount at a fixed rate of 1.48% and UniCredit will make quarterly payments to us on the relevant amount based on the 3-month USD LIBOR.

On April 19, 2012, we entered into an interest rate swap agreement with Credit Suisse AG, or Credit Suisse, with declining notional balances in order to hedge our variable interest rate exposure with an effective date of May 30, 2012 for an initial notional amount of $5,025,000 that will reduce by $118,750 on a quarterly basis for a period of five years. Under the terms of the agreement, we will make quarterly payments to Credit Suisse on the relevant amount at a fixed rate of 1.20% and Credit Suisse will make quarterly payments to us on the relevant amount based on the 3-month USD LIBOR.

On April 30, 2012, our board of directors declared a quarterly dividend of $0.30 per share with respect to the first quarter of 2012, payable on or about May 18, 2012 to shareholders of record as of the close of business on May 11, 2012.

Corporate Structure

Box Ships Inc. is a company organized under the laws of the Republic of the Marshall Islands on May 19, 2010 as a wholly-owned subsidiary of Paragon Shipping. We completed our Initial Public Offering on April 19, 2011. The address of our principal executive offices is 15, Karamanli Avenue, 16673, Voula, Greece. Our telephone number at that address is +30 (210) 891-4600. We maintain a website at www.box-ships.com. Information contained on our website does not constitute part of this prospectus.

As of the date of this prospectus, Paragon Shipping and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, own approximately 21.1% and 12.1% of our outstanding common shares, respectively.

We own our vessels through separate wholly-owned subsidiaries that are incorporated in the Republic of the Marshall Islands and the Republic of Liberia.

The Securities We May Offer

We may use this prospectus to offer up to $500,000,000 of our:

•	common shares, including the related preferred stock purchase rights;

•	preferred shares;

•	debt securities;

•	warrants;

•	purchase contracts;

•	rights; and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information — D. Risk factors” in future Annual Reports that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the section of this prospectus entitled “Where You Can Find Additional Information — Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

If the share price of our common shares fluctuates after this offering, you could lose a significant part of your investment.

Our common shares commenced trading on the New York Stock Exchange in April 2011. We cannot assure you that an active or liquid public market for our common shares will continue. Since 2008, the stock market has experienced extreme price and volume fluctuations. If the volatility in the market continues or worsens, it could have an adverse effect on the market price of our common shares and impact a potential sale price if holders of our common shares decide to sell their shares.

The market price of our common shares may be influenced by many factors, many of which are beyond our control, including those described above in “Item 3. Key Information — D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2011 and the following:

•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;

•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;

•	variations in quarterly operating results;

•	general economic conditions;

•	terrorist or piracy acts;

•	future sales of our common shares or other securities; and

•	investors’ perception of us and the international containership sector.

As a result of these and other factors, investors in our common shares may not be able to resell their shares at or above the price they paid for such shares or at all. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

We may issue additional common shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our 2011 Equity Incentive Plan, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of our common shares may decline.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	our expectations of our ability to pay dividends on our common shares;

•	our future financial condition or results of operations and future revenues and expenses;

•	our ability to identify and acquire additional containerships;

•	general market conditions and shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to repay our debt and obtain additional financing;

•	expected compliance with financing agreements and the expected effect of restrictive covenants in such agreements;

•	planned capital expenditures and the ability to fund capital expenditures from external financing sources;

•	the need to establish reserves that would reduce dividends on our common shares;

•	changes in demand or rates in the container shipping industry;

•	future supply of, and demand for, products suitable for shipping in containers;

•	our charterers’ performance of their obligations under our time charters;

•	changes in the supply and demand of containerships, including newbuilding of vessels or lower than anticipated scrapping of older vessels;

•

changes in rules and regulations applicable to the container shipping industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities;

•	increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements;

•	changes in general domestic and international political conditions;

•

changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures;

•	the ability to leverage the relationships and reputations of Paragon Shipping and Allseas in the shipping industry;

•	the ability to maximize the use of vessels;

•	operating expenses, availability of crew, number of off-hire days, drydocking requirements and insurance costs;

•	expected pursuit of strategic opportunities, including the acquisition of vessels and expansion into new markets;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities;

•	the ability to compete successfully for future chartering and newbuilding opportunities;

•	the expenses under service agreements with affiliates the Company and Paragon Shipping;

•	the anticipated taxation of our Company and distributions to our shareholders;

•	the expected life span of our vessels;

•	customers’ increasing emphasis on environmental and safety concerns;

•	anticipated funds for liquidity needs and the sufficiency of cash flows; and

•	our business strategy and other plans and objectives for future operations.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the section entitled “Risk Factors,” beginning on page 7 of this prospectus for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the year ended December 31, 2011.(1) For the period from May 19, 2010 (referred to herein as Inception) to December 31, 2010, we incurred losses and thus the following table sets forth the dollar amount of the coverage deficiency.

	For the period from May 19, 2010 (Inception) to December 31, 2010	For the year ended December 31, 2011
(Loss) / Earnings:
Net (loss) / income	$(3,822)	$12,953,386
Add: Fixed charges	—	4,548,382

Total (Loss) / Earnings	$(3,822)	$17,501,768

Fixed Charges:
Interest expense	$—	$4,104,333
Amortization and write-off of capitalized expenses relating to indebtedness	—	444,049

Total Fixed Charges	$—	$4,548,382

Ratio of Earnings to Fixed Charges		3.8	x
Dollar amount of the coverage deficiency	$3,822	N/A

(1)	We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION

Each prospectus supplement will include information on our consolidated capitalization.

DILUTION

Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

PER SHARE MARKET PRICE INFORMATION

Our common shares commenced trading on the New York Stock Exchange under the symbol “TEU” on April 14, 2011.

The table below sets forth the low and high closing prices for each of the periods indicated for our common shares.

For the Fiscal Year Ended	Low	High
December 31, 2011(1)	$7.10	$11.50

For the Quarter Ended	Low	High
June 30, 2011(1)	$9.17	$11.50
September 30, 2011	$7.10	$11.20
December 31, 2011	$7.20	$10.56
March 31, 2012	$8.12	$9.74

(1)	For the period from April 14, 2011, the date on which our common shares began trading on the New York Stock Exchange, until the end of the period.

For the Month	Low	High
November 2011	$8.89	$10.56
December 2011	$8.35	$10.23
January 2012	$8.12	$9.11
February 2012	$8.13	$9.74
March 2012	$8.50	$9.11
April 2012	$8.56	$8.92

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States, in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and our major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 2720.

DESCRIPTION OF CAPITAL STOCK

For purposes of the description of the Company’s capital stock below, references to “us,” “we” and “our” refer only to Box Ships Inc. and not any of our subsidiaries.

Authorized Capitalization

Our amended and restated articles of incorporation provide for common shares, which each have one vote per share. As of the date of this prospectus, our authorized capital stock consisted of 500,000,000 registered shares, of which:

•	475,000,000 shares are designated as common shares, par value $0.01 per share;

•

25,000,000 shares are designated as preferred shares, par value $0.01 per share, of which 1,000,000 shares are designated Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under “— Stockholders Rights Agreement.”

All of our shares of stock are in registered form. As of the date of this prospectus, we had issued and outstanding 16,326,000 common shares.

Share History

On May 19, 2010, we issued to Paragon Shipping 100 shares of our capital stock, no par value, constituting all of the shares of our authorized capital stock.

On April 11, 2011, following approval by our board of directors and sole shareholder, we amended and restated our articles of incorporation, among other things, to increase our authorized share capital to 500,000,000 registered shares, comprised of 475,000,000 common shares and 25,000,000 preferred shares, each with a par value of $0.01 per share. The 100 shares of our capital stock, no par value, held by Paragon Shipping were converted to 100 common shares, par value $0.01 per share, upon the filing of our amended and restated articles of incorporation with the Registrar of Corporations of the Republic of the Marshall Islands and were subsequently cancelled as discussed below.

On April 19, 2011, we completed our Initial Public Offering, whereby we issued 11,000,000 common shares at a public offering price of $12.00 per share, resulting in net proceeds of approximately $122.7 million after deducting underwriting discounts and commissions. Our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, purchased 114,000 common shares in our Initial Public Offering at the public offering price of $12.00 per share. Concurrently with the closing of our Initial Public Offering, Paragon Shipping surrendered to us the 100 common shares that it owned and the 100 shares were subsequently cancelled.

On April 19, 2011, we entered into purchase agreements with Paragon Shipping to acquire the Box Trader and the Box Voyager, in consideration for 2,266,600 common shares and approximately $69.2 million in cash. The 2,266,600 common shares were issued to Paragon Shipping on April 29, 2011 in connection with the delivery of the Box Trader and the Box Voyager.

In addition, on April 19, 2011, we entered into purchase agreements with each of Paragon Shipping and Proplous Navigation S.A., or Proplous Navigation, a company owned by Mr. Michael Bodouroglou, our Chairman, President and Chief Executive Officer, to acquire the CMA CGM Kingfish and the CMA CGM Marlin, respectively. We funded the acquisition of the CMA CGM Kingfish with 1,170,900 common shares and approximately $35.8 million in cash from the net proceeds of our Initial Public Offering and borrowing under our secured loan agreements. We funded the acquisition of the CMA CGM Marlin with 1,562,500 common shares, issuable to Proplous Navigation, which nominated Neige International Inc., or Neige International, a company also controlled by Mr. Bodouroglou, to receive the shares, and approximately $29.5 million in borrowings under our unsecured loan agreement with Paragon Shipping. The common shares were issued to Paragon Shipping and Neige International on May 19, 2011 and May 31, 2011, respectively, in connection with the delivery of the CMA CGM Kingfish and the CMA CGM Marlin, respectively.

In connection with the completion of our Initial Public Offering, on April 19, 2011, we granted 100,000 of our restricted common shares to Mr. Bodouroglou, our Chairman, President and Chief Executive Officer, under our 2011 Equity Incentive Plan, with such restricted shares being valued at $11.05 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on April 19, 2012.

In connection with the completion of our Initial Public Offering, on July 14, 2011, we granted under our 2011 Equity Incentive Plan 1,000 of our restricted common shares to each of our non-executive directors and 5,000 of our restricted common shares to an employee of our Manager, with such restricted shares being valued at $10.735 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on April 19, 2012.

On December 5, 2011, we granted under our 2011 Equity Incentive Plan 200,000 of our restricted common shares to Mr. Bodouroglou and 3,000 of our restricted common shares to each of our non-executive directors, with such restricted shares being valued at $10.23 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

On January 2, 2012, we granted under our 2011 Equity Incentive Plan 2,000 of our restricted common shares to our Chief Financial Officer, Mr. Robert Perri, and an aggregate of 6,000 of our restricted common shares to certain employees of our Manager, with such restricted shares being valued at $8.66 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

On February 3, 2012, we granted under our 2011 Equity Incentive Plan 1,000 of our restricted common shares to certain employees of our Manager, with such restricted shares being valued at $8.275 per share. All such restricted shares will vest ratably in annual installments over a three-year period commencing on December 31, 2012.

Our Articles of Incorporation and Bylaws

Our purpose, as is stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our amended and restated articles of incorporation and amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.

Description of Common Shares

Voting Rights

Generally, Marshall Islands law provides that the holders of a class of stock are entitled to a separate class vote on any proposed amendment to our amended and restated articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect it adversely.

Holders of shares of our common shares have identical rights entitling the holder to one vote per share.

Dividends

Marshall Islands law generally prohibits the payment of a dividend when a company is insolvent or would be rendered insolvent by the payment of such a dividend or when the declaration or payment would be contrary to any restrictions contained in the company’s articles of incorporation. Dividends may be declared and paid out of surplus only, but if there is no surplus, dividends may be declared or paid out of the net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

Subject to preferences that may apply to any preferred shares outstanding at the time, the holders of our common shares are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. In the event a stock dividend is paid, the holders of our common shares will receive common shares, or rights to acquire common shares, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of our common shares will be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred shares.

Conversion

Our common shares are not convertible into any other shares of our capital stock.

Other Rights

Holders of our common shares do not have redemption or preemptive rights to subscribe for any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

Description of Preferred Shares

Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

We have designated 1,000,000 preferred shares as Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under “— Stockholders Rights Agreement.”

Directors

Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting. Our amended and restated articles of incorporation provide that our board of directors must consist of at least three members, with the exact number to be fixed by a vote of at least two-thirds of the entire board of directors. Directors are elected annually on a staggered basis, whereby each director is divided into one of three classes, which shall be as nearly equal in number as possible. Each director shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Shareholder Meetings

Under our amended and restated bylaws, annual meetings of shareholders are held at a time and place selected by our board of directors. The meetings may be held in or outside of the Republic of the Marshall Islands. Special meetings may be called at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. One or more shareholders representing at least one-third of the total voting rights of our total issued and outstanding shares present in person or by proxy at a shareholder meeting shall constitute a quorum for the purposes of the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder’s shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Director Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our amended and restated articles of incorporation bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also authorize us to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

We have entered into a non-competition agreement with Paragon Shipping and our Chairman, President and Chief Executive Officer, Mr. Michael Bodouroglou, that provides that so long as Mr. Bodouroglou is a director or executive officer of our Company (i) Mr. Bodouroglou and any entity which he controls and (ii) during any period in which Mr. Bodouroglou is also a director or executive officer of Paragon Shipping and Paragon Shipping is the holder of more than 5% of our total issued and outstanding common shares, Paragon Shipping, will be prohibited from acquiring or entering into any charter for containerships without our prior written consent and we will not acquire or enter into any charter for drybulk carriers without the prior written consent of Mr. Bodouroglou, such entities controlled by him and Paragon Shipping, as applicable.

In addition, we have also entered into an agreement with Paragon Shipping pursuant to which Paragon Shipping has granted us options to acquire two 4,800 TEU newbuilding containerships for which Paragon Shipping has entered into construction contracts and that are scheduled to be delivered during the fourth quarter of 2013. We may exercise our options to acquire each vessel by way of an assignment of the relevant construction contract from Paragon Shipping at any time prior to the applicable vessel’s delivery to Paragon Shipping or purchase of such vessel at any time after its delivery to Paragon Shipping, so long as the vessel is owned by Paragon Shipping at such time. The purchase price of the options will be equal to the greater of (i) Paragon Shipping’s actual carrying cost of the vessel at the date the option is exercised, plus any actual expenses incurred by Paragon Shipping in connection with the construction contracts or the vessels and (ii) the fair market value of the vessel at the date the option is exercised as determined by the average of two independent ship brokers selected by Paragon Shipping and us. To the extent we do not exercise our options to acquire one or both of these vessels, Paragon Shipping will be permitted to operate, or sell, the vessels pursuant to a waiver that we will grant to Paragon Shipping under the non-competition agreement described above, provided that Paragon Shipping will grant to us a right of first offer on any proposed sale, transfer or other disposition of the vessels and a right of first refusal over any containership chartering opportunities.

The agreements described above have the effect of limiting the conflicts of interest that our directors and officers who also serve as directors or officers of Paragon Shipping or its other affiliates may have. There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is being sought.

Anti-Takeover Effect of Certain Provisions of Our Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of “blank check” preferred stock. Our board of directors could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of our common shares. The issuance of preferred shares, of which 1,000,000 shares is designated Series A Participating Preferred Shares in connection with our adoption of a Stockholders Rights Agreement described under “— Stockholders Rights Agreement”, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and might harm the market price of our common shares. We have no current plans to issue any preferred shares.

Classified Board of Directors

Our amended and restated articles of incorporation provide that our board of directors serve staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause upon the affirmative vote of not less than two-thirds of the outstanding shares of the capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated bylaws provide that, subject to certain limited exceptions, only the chairman of the board of directors, a majority of the board of directors or any officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year’s annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Business combinations

Although the BCA does not contain specific provisions regarding “business combinations” between companies organized under the laws of the Marshall Islands and “interested shareholders,” we have included these provisions in our amended and restated articles of incorporation. Specifically, our amended and restated articles of incorporation prohibit us from engaging in a “business combination” with certain persons for three years following the date the person becomes an interested shareholder. Interested shareholders generally include:

•	any person who is the beneficial owner of 15% or more of our outstanding voting stock; or

•	any person who is our affiliate or associate, other than Paragon Shipping, Mr. Bodouroglou and any entity controlled by Michael Bodouroglou, and who held 15% or more of our outstanding voting stock at any time within three years before the date on which the person’s status as an interested shareholder is determined, and the affiliates and associates of such person, provided, however, that the term “interested shareholder” will not include any person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by us; provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of our voting shares, except as a result of further action by us not caused, directly or indirectly, by such person.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of us or any direct or indirect majority-owned subsidiary of ours;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or of any subsidiary of ours having an aggregate market value equal to 10% or more of either the aggregate market value of all of our assets, determined on a combined basis, or the aggregate value of all of our outstanding stock;

•	certain transactions that result in the issuance or transfer by us of any stock of ours to the interested shareholder;

•

any transaction involving us or any of our subsidiaries that has the effect of increasing the proportionate share of any class or series of stock, or securities convertible into any class or series of stock, of ours or any such subsidiary that is owned directly or indirectly by the interested shareholder or any affiliate or associate of the interested shareholder; and

•

any receipt by the interested shareholder of the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

These provisions of our amended and restated articles of incorporation do not apply to a business combination if:

•	before a person became an interested shareholder, our board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares;

•

at or following the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock that is not owned by the interest shareholder;

•	the shareholder was or became an interested shareholder prior to the closing of our Initial Public Offering;

•

a shareholder became an interested shareholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the shareholder ceased to be an interested shareholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between us and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

•

the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under our amended and restated articles of incorporation which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the board; and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than one) who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(i) a merger or consolidation of us (except for a merger in respect of which, pursuant to the BCA, no vote of our shareholders is required);

(ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of us or of any direct or indirect majority-owned subsidiary of ours (other than to any direct or indirect wholly-owned subsidiary or to us) having an aggregate market value equal to 50% or more of either the aggregate market value of all of our assets determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(iii) a proposed tender or exchange offer for 50% or more of our outstanding voting stock.

Stockholders Rights Agreement

General

We have adopted a stockholders rights plan. Each of our common shares includes one preferred stock purchase right, referred to in this section of the prospectus entitled “— Stockholder Rights Agreement” as a right, or, collectively, the rights, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $90.00 per unit, subject to specified adjustments. The rights were issued pursuant to a Stockholders Rights Agreement between us and Computershare Trust Company, N.A., as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.

The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Stockholders Rights Agreement and the rights below. For a complete description of the rights, we encourage you to read the Stockholders Rights Agreement filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and incorporated by reference herein.

Detachment of the Rights

The rights are attached to all certificates representing our currently outstanding common shares and will attach to all certificates for our common shares we issue before the rights distribution date or the date on which the rights expire (or thereafter, in certain circumstances). The rights will not be exercisable until after the rights distribution date and will expire at the close of business on the tenth anniversary of the closing of our Initial Public Offering, unless we redeem or exchange them earlier as we describe below. The rights will separate from shares of our common shares and a rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•

ten days following a public announcement that a person or group of affiliated or associated persons, or an “acquiring person,” has acquired or obtained the right to acquire beneficial ownership of 15% or more of the number of our outstanding common shares; or

•	ten business days following the announcement of a tender or exchange offer that would result, if closed, in a person’s becoming an acquiring person.

Paragon Shipping, Michael Bodouroglou and any entity controlled by Michael Bodouroglou, and their respective related entities, are excluded from the definition of “acquiring person” for purposes of the distribution of the rights, and therefore their ownership cannot trigger the distribution of the rights. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of our common shares by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the rights distribution date of some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the rights distribution date:

•	our common share certificates will evidence the rights, and the rights will be transferable only with those certificates; and

•	any new common shares will be issued with rights and new certificates will contain a notation incorporating the rights agreement by reference.

As soon as practicable after the rights distribution date, the rights agent will mail certificates representing the rights to holders of record of our common shares at the close of business on that date. After the rights distribution date, only separate rights certificates will represent the rights.

We will not issue rights with any common shares we issue after the rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person, as defined above.

If a flip-in event occurs and we do not redeem the rights as described under the heading “Redemption of Rights” below, each right, other than any right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of stock of the same class of stock in which such right is included, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all rights that are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the rights agreement specifies.

Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, subject to limited exceptions; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a right, other than any right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such right.

Anti-Dilution

The number of outstanding rights associated with our common shares is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common shares occurring before the rights distribution date. With some exceptions, the rights agreement does not require us to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. It also does not require us to issue fractional common shares that are not integral multiples of one one-thousandth of a preferred share and, instead, we may make a cash adjustment based on the market price of the common shares on the last trading date before the date of exercise. The rights agreement reserves to us the right to require before the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that we will issue only whole shares of stock.

Redemption of Rights

At any time before the close of business on the earlier of the distribution date or the date on which the rights expire, we may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The rights are not exercisable and no flip-in event shall occur if timely redeemed by us. The rights will terminate immediately upon ordering the redemption and making the appropriate filing with the rights agent.

Exchange of Rights

We may, at our option, subject to applicable laws, rules and regulations, exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per right, subject to specified adjustments at any time after the occurrence of a flip-in event and before any person becoming the beneficial owner of 50% or more of the common shares then outstanding.

Amendment of Terms of Rights

During the time the rights are redeemable, we may amend any of the provisions of the rights agreement in any way without the approval of the rights holders. Once the rights cease to be redeemable, we generally may amend the provisions of the rights agreement without the approval of the rights holders, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•

to shorten or lengthen any time period under the rights agreement, except that we cannot lengthen the time period governing redemption or any other time period, unless such lengthening is for the purpose of protecting, clarifying or enhancing the rights and benefits of the rights holders (other than an acquiring person).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the registration statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture.

Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries — either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.

The 2012 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee.

The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, rights, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$57,300
FINRA filing fee		$50,500
New York Stock Exchange supplemental listing fee	$	*

Legal fees and expenses	$	*

Accounting fees and expenses	$	*

Printing and engraving expenses	$	*

Transfer agent and registrar fees	$	*

Indenture trustee fees and expenses	$	*

Blue sky fees and expenses	$	*

Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Box Ships Inc. and the combined financial statements of Ardelia Navigation Limited and Eridanus Trading Co. incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A are located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our filings are also available on our website at http://www.box-ships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus incorporates by reference the following documents:

•

our Annual Report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•

our Form 8-A12B, filed with the SEC on April 8, 2011, registering our common shares, par value $0.01 per share, and our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Box Ships Inc.

15, Karamanli Ave.

Voula, 16673

Athens, Greece

+ (30) (210) 8914 600

Attn: Mrs. Maria Stefanou

Information Provided by the Company

We will furnish holders of common shares with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.